SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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BancFirst Corporation

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BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	May 23, 2019.

TIME	9:00 a.m., local time.

PLACE	Skirvin Hilton Hotel, 1 Park Avenue (the corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102.

ITEMS OF BUSINESS	1.	To elect the 21 directors nominated by our board of directors and named in the accompanying proxy statement;
2.

To amend the BancFirst Corporation Stock Option Plan to increase the number of shares of common stock authorized to be granted to 350,000 shares and to extend the term of the plan from December 31, 2019 to December 31, 2024;

3.

To amend the BancFirst Corporation Non-Employee Directors’ Stock Option Plan to increase the number of shares of common stock authorized to be granted to 50,000 shares and to extend the term of the plan from December 31, 2019 to December 31, 2024;

4.

To amend the BancFirst Corporation Directors’ Deferred Stock Compensation Plan to increase the number of shares of common stock authorized to be issued under the plan to 40,000 shares and to extend the term of the plan from December 31, 2019 to December 31, 2024;

	5.	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

	3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on April 5, 2019.

PROXY VOTING

Whether or not you attend the meeting in person, it is important that your shares be represented and voted. Please vote by completing, signing and dating your proxy card and returning it as soon as possible in the enclosed, postage−paid envelope. This proxy is revocable. You can revoke this proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors:

Randy Foraker Secretary

Oklahoma City, Oklahoma

April 10, 2019

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BANCFIRST CORPORATION

2019 ANNUAL MEETING

PROXY STATEMENT

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of BancFirst Corporation of proxies to be used at our 2019 Annual Meeting of Shareholders (the “Annual Meeting”).  In this proxy statement, we refer to the Board of Directors as the “Board,” to BancFirst Corporation as “we,” “us,” “our” or the “Company” and to our wholly-owned subsidiary, BancFirst, as the “Bank.”  This proxy statement, the accompanying proxy card or voter instruction card and our 2018 Annual Report on Form 10−K were first mailed to shareholders on or about April 20, 2019.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

ABOUT THE ANNUAL MEETING

What matters will be voted on at the Annual Meeting?

You will be voting on:

•	Proposal 1: To elect the 21 directors nominated by our Board and named in this proxy statement;
•	Proposal 2: To amend the BancFirst Corporation Stock Option Plan;
•	Proposal 3: To amend the BancFirst Corporation Non-Employee Directors’ Stock Option Plan;
•	Proposal 4: To amend the BancFirst Corporation Directors’ Deferred Stock Compensation Plan;
•	Proposal 5: To ratify the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•	Such other business as may properly come before the meeting or any adjournments or postponements thereof.

What are the Board’s recommendations?

The Board recommends a vote:

•	for the election of the 21 directors nominated by our Board and named in this proxy statement;
•	for the amendment of the BancFirst Corporation Stock Option Plan;
•	for the amendment of the BancFirst Corporation Non-Employee Directors’ Stock Option Plan;
•	for the amendment of the BancFirst Corporation Directors’ Deferred Stock Compensation Plan; and
•	for the ratification of the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Who is entitled to vote at the Annual Meeting?

The Board set April 5, 2019 as the record date for the Annual Meeting (the “record date”).  You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 5, 2019.  Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, BancFirst Trust and Investment Management, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company.  As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.  If this is the case, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What will happen if I do not vote my shares?

Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by proxy card or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The election of directors (Proposal No. 1), the proposal to amend the BancFirst Corporation Stock Option Plan (Proposal No. 2), the proposal to amend the BancFirst Corporation Non-Employee Directors’ Stock Option Plan (Proposal No. 3) and the proposal to amend the BancFirst Corporation Directors’ Deferred Stock Compensation Plan (Proposal No. 4) are considered non-routine matters under the rules and regulations promulgated by Nasdaq and approved by the Securities and Exchange Commission (“SEC”). Consequently, brokers may not vote uninstructed shares on these proposals. The ratification of BKD, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019 (Proposal No. 5) is considered a routine matter under the rules and regulations promulgated by Nasdaq and approved by the SEC. Consequently, brokers may vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this proposal.

Abstentions and broker non-votes are counted as shares that are present for purposes of determining whether a quorum is present at the Annual Meeting. However, for purposes of determining whether a proposal is approved, abstentions and broker non-votes are tabulated separately. The effect of abstentions and broker non-votes depends on the vote required for a particular proposal. See “What vote is required to approve each proposal,” below, for a description of the effect of abstentions and broker non-votes on such proposal.

If you do not give your broker voting instructions, your broker will only be entitled to vote your shares on Proposal 5.  We urge you to provide instructions to your broker, bank or other nominee so that your votes may be counted on all of these important matters.

How many votes can be cast by all shareholders?

Each share of BancFirst Corporation common stock is entitled to one vote.  There is no cumulative voting.  We had 32,617,788 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares that are present and entitled to vote on one or more of the matters to be voted upon at the Annual Meeting are counted as present for establishing a quorum.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.  If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each proposal?

Proposal 1: Election of 21 Directors

The election of directors requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Each director nominee who receives at least a majority of the common stock outstanding will be elected as a director for the ensuing one year. Withheld votes will have the same effect as votes “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 2:  Amendment of the BancFirst Corporation Stock Option Plan

This proposal requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Abstention will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 3:  Amendment of the BancFirst Corporation Non-Employee Directors’ Stock Option Plan

This proposal requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Abstention will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 4:  Amendment of the BancFirst Corporation Directors’ Deferred Stock Compensation Plan

This proposal requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Abstention will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 5: Ratification of the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019

This proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote.  Abstentions will have the same effect as a vote “against” this proposal.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes.  Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice specifying such revocation to the Secretary of the Company.  You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend.

The Annual Meeting will be held at the Skirvin Hilton Hotel, 1 Park Avenue (the corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers, banks and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access the Company’s proxy materials and annual report electronically?

The proxy statement and our 2018 annual Report on Form 10−K are available on the BancFirst website at http://www.BancFirst.bank and the website of the SEC at http://www.sec.gov. The Company provides these documents on its website and provides links to the SEC’s website where these reports can be obtained. The Company’s annual report on Form 10-K for the year ended December 31, 2018 (other than the exhibits thereto), as well as copies of other filings or exhibits to filings made with the SEC, are also available without charge upon written request.  Such requests should be directed to: Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., local time, at our principal executive offices at 101 N. Broadway, Oklahoma City, Oklahoma.  Please contact Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102, to make arrangements.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published within four business days of the annual meeting on Form 8-K, which we will file with the SEC. After the Form 8-K is filed, you may obtain a copy by visiting our website, which provides links to the SEC’s website.  You may also obtain a copy by visiting the SEC’s website directly or by contacting Randy Foraker, Executive Vice President and Secretary, by calling (405) 270-1044, by writing to Mr. Foraker c/o BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102, or by sending an email to him at randy.foraker@bancfirst.bank.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders of record may contact our transfer agent, BancFirst Trust and Investment Management, by calling (405) 270-4797 or writing to BancFirst Trust and Investment Management, P.O. Box 26883, Oklahoma City, Oklahoma 73126, to get more information about these matters.

HOW DO I VOTE?

Your vote is important.  You may vote by mail or attend the Annual Meeting and vote by ballot, all as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card or voting instruction card, sign and date it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person.  However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares represented by the proxy cards or voting instruction cards received, properly marked, signed, dated and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board. If you fail to return your proxy card, or if your shares are held in “street name” and you do not instruct your broker how to vote your shares by failing to complete the voting instruction card, the effect will be as though you cast a vote “against” Proposals 1, 2, 3 and 4.

MATTERS TO BE VOTED ON

PROPOSAL 1

ELECTION OF 21 DIRECTORS

Our Board currently consists of 22 members. At the recommendation of the Independent Directors’ Committee, the Board has nominated 21 director nominees identified in this Proposal 1 to serve a one-year term, until the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. For additional information about the director nominees and their qualifications, see “Corporate Governance Principles and Board Matters—Directors of BancFirst Corporation.” The nominees for the election of directors at the Annual Meeting are as follows:

Name	Age	Occupation	Year First Elected Director
Dennis L. Brand	71	Vice Chairman, BancFirst Corporation	2000
C.L. Craig, Jr.	74	Private Investor	1998
F. Ford Drummond	56	Owner/Operator, Drummond Ranch	2011
Joseph Ford	41	President, Shawnee Milling Company	2017
David R. Harlow	56	Chief Executive Officer, BancFirst Corporation	2017
William O. Johnstone	71	Vice Chairman, BancFirst Corporation	1996
Frank Keating	75	President, Frank Keating Investments	2016
Bill G. Lance	54	Secretary of Commerce, Chickasaw Nation	2018
Dave R. Lopez	67	Former Secretary of State, State of Oklahoma	2013†
William Scott Martin	69	Private Investor	2018
Tom H. McCasland, III	60	President, Mack Energy Co.	2005
Ronald J. Norick	77	Controlling Manager of Norick Investment Company, LLC	2002
David E. Rainbolt	63	Executive Chairman, BancFirst Corporation and BancFirst	1984
H.E. Rainbolt	90	Chairman Emeritus, BancFirst Corporation	1984
Robin Roberson	47	Chief Executive Officer, WeGoLook	2017
Michael S. Samis	65	Private Investor	2013
Darryl Schmidt	56	Chief Executive Officer, BancFirst	2017
Natalie Shirley	61	President and Chief Executive Officer, National Cowboy and Western Heritage Museum	2013
Michael K. Wallace	65	President, Wallace Properties, Inc. and Mike Wallace Homes	2007
Gregory G. Wedel	58	Managing Partner, Wedel, Rahill and Associates, CPA’s	2014
G. Rainey Williams, Jr.	58	President, Marco Holding Corporation	2003

†	Mr. Lopez previously served as a director of the Company from 2005-2011.

Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of these nominees as directors of the Company. The nominees have agreed to stand for election and, if elected, to serve as directors. However, if any person nominated by the Board is unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as the Independent Directors’ Committee and the Board may recommend.

The sections in this proxy statement titled “Corporate Governance Principles and Board Matters—Directors of BancFirst Corporation” and “—Stock Ownership” provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote is required for the election of each nominee as a director of the Company.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board unanimously recommends a vote “FOR” the election of the nominees to the Board.  Proxies solicited by the Board will be voted for each of the nominees unless instructions to withhold or to the contrary are given.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE BANCFIRST CORPORATION STOCK OPTION PLAN

Subject to shareholder approval, the Board has amended the BancFirst Corporation Stock Option Plan (the “Employee Plan”) to increase the remaining number of shares of common stock authorized to be granted to 350,000 shares and to extend the term of the plan from December 31, 2019 to December 31, 2024. As of April 5, 2019, there were 265,470 shares of common stock available for future option grants under the Employee Plan.

The Board believes that the approval of the amendment to the Employee Plan is in the best interests of the Company and its shareholders, as the availability of an adequate number of shares reserved for issuance under the Employee Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

Summary of the Provisions of the Employee Plan

The essential features of the Employee Plan are summarized below.  This summary does not purport to be a complete description of all the provisions of the Employee Plan.  The summary is qualified in its entirety by the full text of the Employee Plan (as proposed to be amended), which has been filed as Appendix A to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov.  A copy of the plan document may also be obtained without charge by writing to Randy Foraker, Executive Vice President and Secretary at BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

The Employee Plan, which is not subject to the provisions of the Employee Retirement Income Security Act of 1974, provides for the grant of non-qualified stock options.  The Employee Plan is administered by the Board of the Company, certain members of which includes principal shareholders and employees of the Company or its affiliates, and may also include participants in the Employee Plan.  Pursuant to the Employee Plan, the Board may delegate administration of the plan to a committee of the Board consisting of three or more members, at least a majority of which must be “Non-Employee Directors” as such term is used in Rule 16b-3.

The maximum number of shares of common stock that may be granted pursuant to the Employee Plan is proposed to be increased to 350,000 shares (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or like changes in the capital structure of the Company). Currently all plan options must be granted, if at all, no later than December 31, 2019, but the proposed amendment will extend this term to December 31, 2024.

Options may be granted only to employees (including officers) of the Company or its subsidiaries.  All plan options must have an exercise price equal to the fair market value of the common stock on the date of grant.  As defined in the Employee Plan, “fair market value” is stated to be equal to the closing price of the common stock as reported on the NASDAQ Global Market, Inc. (“NASDAQ”) on the date of grant or, if no closing price is so reported, the closing price of the common stock as reported by NASDAQ on the most recent date next preceding the date of grant.

The exercise price is payable on exercise of the plan option and is payable in cash, certified check, bank draft or money order, unless otherwise determined by the Board.  Unless otherwise determined by the Board at the time of granting an option, Plan Options vest 25% per year commencing on the fourth year after grant, until the Plan Option is 100% vested.  Except for termination of employment as a result of retirement or death, if an optionee ceases to be an employee of the Company for any reason, other than as a result of embezzlement, theft or other violation of law, the optionee may exercise his or her option (to the extent exercisable at the time of termination) at any time within 30 days after termination.  If an optionee ceases to be an employee of the Company due to retirement, the optionee may exercise the option (to the extent exercisable at the time of termination) at any time within three months after such retirement.  If an optionee ceases to be an employee of the Company due to death, the optionee’s estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee’s death.

During the lifetime of the optionee, an option may be exercised only by the optionee.  Unless otherwise provided by the Committee, no option may be assignable except (i) by will, (ii) by the laws of descent and distribution, (iii) for the purpose of making a charitable gift, or (iv) to a revocable trust of which the optionee is a trustee.

Except as described above, Plan Options may not have a term in excess of 15 years.

The Board may terminate or amend the Employee Plan at any time; provided, however, that without the approval of the shareholders of the Company, the Board may not amend the Employee Plan to materially increase the total number of shares of common stock covered thereby, materially increase the benefits accruing to participants under the Employee Plan, or materially modify the requirements as to eligibility for participation in the Employee Plan.

Summary of Federal Income Tax Consequences of the Employee Plan

The federal tax consequences of stock options are complex and subject to change.  Furthermore, the following summary is intended only as a general guide to the United States federal income tax consequences of options granted under the Employee Plan under current law, and does not attempt to describe all potential tax consequences.

Non-qualified stock options have no special tax status.  An optionee generally recognizes no taxable income as the result of the grant of such an option.  Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise.  Such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income.  No tax deduction is available to the Company with respect to the grant of the option or the sale of stock acquired pursuant to such grant.  Provided certain withholding requirements are met, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

Specific Benefits under the Employee Plan

The Company has not approved any awards that are conditioned upon shareholder approval of the proposed amendment of the Employee Plan. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the Employee Plan cannot be determined at this time.

For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2018, see the material under the heading “Executive Compensation” below in this proxy statement.  For information regarding past award grants under the Employee Plan, see the “Aggregate Past Grants under the Employee Plan” table below.

Aggregate Past Grants under the Employee Plan

As of April 5, 2019, awards covering 7,435,012 shares (before cancellations of awards covering 1,300,482 shares) of the Company’s common stock had been granted under the Employee Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, as well as shares subject to unexercised options outstanding as of that date.

Aggregate Past Grants Under the Employee Plan
Name	Total Shares Subject to Previous Option Grants(1)	Shares Subject to Unexercised Options Outstanding
Named Executive Officers:
David R. Harlow Chief Executive Officer	120,000	40,000
Kevin Lawrence Executive Vice President and Chief Financial Officer	100,000	86,750
David E. Rainbolt Executive Chairman	120,000	—
Dennis L. Brand Chairman of the Executive Committee	220,000	—
Darryl Schmidt President and Chief Executive Officer, BancFirst	120,000	—
All Executive Officers as a Group	1,992,500	281,450
Non-Executive Officer Employee Group	4,142,030	785,250

(1)  Does not include cancellations of awards covering 1,300,482 shares.

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the adoption of the proposed amendment.

The Board recommends a vote “FOR” the proposed amendment to the BancFirst Corporation Stock Option Plan.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE BANCFIRST CORPORATION

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Subject to shareholder approval, the Board has amended the BancFirst Corporation Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Plan”) to increase the remaining number of shares of common stock authorized to be granted to 50,000 shares and to extend the term of the plan from December 31, 2019 to December 31, 2024.  As of April 5, 2019, there were 40,000 shares available for issuance under the Non-Employee Directors’ Plan.

The Non-Employee Directors’ Plan was approved by the Company’s shareholders on June 24, 1999.  The purpose of the Non-Employee Directors’ Plan is to compensate non-management directors for participation on the Board or its committees by the automatic grant of stock options to purchase shares of the Company’s common stock.  Directors who are employees of BancFirst Corporation are not eligible to participate in the Non-Employee Directors’ Plan.

Summary of the Provisions of the Non-Employee Directors’ Plan

Following is a brief description of the principal features of the Non-Employee Directors’ Plan.  The summary is qualified in its entirety by reference to the full text of the plan, a copy of which (as proposed to be amended) has been filed as Appendix B to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov.  A copy of the plan document may also be obtained without charge by writing the Company’s Secretary at BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

Directors who are not employees of the Company are eligible to participate in the Non-Employee Directors’ Plan.  The Non-Employee Directors’ Plan is administered by our Board.  All questions of interpretation of the Non-Employee Directors’ Plan or of the options granted pursuant to the Non-Employee Directors’ Plan are determined by the Board.  However, the grants of stock options and the amount and nature of the options granted are automatic, as described below.

Under the Non-Employee Directors’ Plan, an option to purchase 10,000 shares of common stock is granted to each non-employee director upon initial appointment to the Board.  The exercise price for an option is determined by the closing price as reported on the NASDAQ Global Market (or other principal exchange on which the common stock is traded) on the business day preceding the date the option is granted.

An option becomes exercisable in four equal annual installments beginning on the first anniversary of the date of grant, and expires on the fifteenth anniversary of the date of grant.  If a director is terminated for cause, all options will be forfeited immediately.  If a director ceases to be member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of 30 days following termination. If an optionee ceases to be a director due to death, the optionee’s estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee’s death).

The exercise price of an option granted under the Non-Employee Directors’ Plan must be paid upon exercise of the option and is payable in cash, certified check, bank draft or money order, unless otherwise determined by the Board.  Stock options granted under the Non-Employee Directors’ Plan are non-qualified stock options.

If the amendment to the Non-Employee Directors’ Plan is approved by our shareholders, the remaining number of shares of common stock that are reserved for issuance under the Non-Employee Directors’ Plan will be increased to 50,000 shares, (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or like changes in the capital structure of the Company), and the term of the plan will be extended from December 31, 2019 to December 31, 2024.  Options and shares that are forfeited or otherwise reacquired by us will again be available for the grant of options under the Non-Employee Directors’ Plan. Shares of common stock issued under the Non-Employee Directors’ Plan may be authorized but unissued shares or shares reacquired by us and held in treasury.

The Board may terminate or amend the Non-Employee Directors’ Plan at any time; provided, however, that without the approval of the shareholders of the Company, the Board may not amend the Non-Employee Directors’ Plan to materially increase the total number of shares of common stock covered thereby, materially increase the benefits accruing to participants under the plan, or materially modify the requirements as to eligibility for participation in the plan.

Summary of Federal Income Tax Consequences of the Non-Employee Directors’ Plan

The following is a general description of federal income tax consequences to our non-employee directors relating to stock options granted under the Non-Employee Directors’ Plan. This discussion does not purport to cover all federal tax consequences relating to the directors or the Company, nor does it describe state, local or foreign tax consequences.

A director will not recognize income upon the grant of a non-qualified stock option to purchase shares of common stock. Upon exercise of the option, the director will recognize ordinary compensation income equal to the excess of the fair market value over the exercise price for such shares. We will be entitled to a tax deduction equal to the amount of ordinary compensation income recognized by the director.  The deduction will be allowed at the same time the director recognizes the income.  The tax basis of the shares of common stock in the hands of the director will equal the exercise price paid for the shares plus the amount of ordinary compensation income the director recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised.  A director who sells shares of common stock acquired on exercise of the option will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale.

Specific Benefits under the Non-Employee Directors’ Plan

Awards under the Non-Employee Directors’ Plan are automatic to each non-employee director upon initial appointment to the Board, and the Company has not approved any awards that are conditioned upon shareholder approval of the proposed amendment of the Non-Employee Directors’ Plan.

Aggregate Past Grants under the Non-Employee Directors’ Plan

As of April 5, 2019, awards covering 490,000 shares issuable under the Non-Employee Directors’ Plan had been granted (before cancellations of awards covering 10,000 shares), with the current non-employee directors of the Company as a group having been granted options to purchase an aggregate 300,000 shares of common stock. William O. Johnstone, Vice-Chairman of the Board, received options under the Non-Employee Directors’ Plan before he became an employee of the Company.

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the adoption of the proposed amendment.

The Board recommends a vote “FOR” the proposed amendment to the BancFirst Corporation Non-Employee Directors’ Stock Option Plan.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE BANCFIRST CORPORATION

Directors’ Deferred Stock Compensation Plan

Subject to shareholder approval, the Board has amended the BancFirst Corporation Directors’ Deferred Stock Compensation Plan (the “Deferred Stock Compensation Plan”) to increase the aggregate remaining number of shares available for authorization under the Deferred Stock Compensation Plan to 40,000 shares of common stock, and to extend the term of the plan from December 31, 2019 to December 31, 2024.  As of April 5, 2019, there were only approximately 19,637 shares available for authorization under the Deferred Stock Compensation Plan.

The Deferred Stock Compensation Plan is intended to provide individuals who serve as directors of the Company or its banking subsidiary, BancFirst, or as advisory directors of the various community bank branches of BancFirst (each, a “Participating Director” and collectively, “Participating Directors”), an opportunity to defer the receipt of their director fees and to receive those deferred fees in the form of shares of common stock. All of the Company’s directors are eligible to participate in the Deferred Stock Compensation Plan.  The maximum number of shares that may be issued under the Plan currently is 222,220, subject to adjustment to reflect certain changes in capitalization, such as stock splits, stock dividends or recapitalizations.

Summary of the Provisions of the Deferred Stock Compensation Plan

The essential features of the Deferred Stock Compensation Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Deferred Stock Compensation Plan.  The summary is qualified in its entirety by the full text of the Deferred Stock Compensation Plan, a copy of which, as it is proposed to be amended, is included as Appendix C to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov.  A copy of the plan document may also be obtained without charge by writing the Company’s Secretary at BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

Under the Deferred Stock Compensation Plan, Participating Directors may defer all or part of their director fees otherwise payable in cash.  Compensation that is deferred will be credited to each Participating Director’s account under the Deferred Stock Compensation Plan (the “Deferral Account”) in the form of Units. The number of Units credited will be determined by dividing the amount of fees deferred by the closing price of the common stock on the deferral date as reported in The Wall Street Journal or a similar publication selected by the Compensation Committee. When cash dividends are paid on common stock, the Participating Director’s Deferral Account will be credited with a number of Units determined by multiplying the number of Units in the Deferral Account on the dividend record date by the per-share dividend amount and then dividing the product by the stock price on the dividend record date.  In the case of stock dividends, the Participating Director’s Deferral Account will be credited with a number of Units determined by multiplying the number of Units in the Deferral Account by the stock dividend declared.

Following the earlier of (i) a Participating Director’s termination of service as a director or in the event of a Participating Director’s death, or (ii) the termination date of the Deferred Stock Compensation Plan, all amounts credited to a Participating Director’s Deferral Account will be paid to the Participating Director in the form of shares of common stock, the number of which shares will equal the number of Units credited to the Participating Director’s Deferral Account.  A Participating Director may elect to receive the shares in a lump sum on a date specified by the Participating Director or in substantially equal annual installments over a period not to exceed three years.

The Deferred Stock Compensation Plan is administered by the Compensation Committee of the Board, certain members of which may also include participants in the Employee Plan. The Deferred Stock Compensation Plan may be amended or terminated at any time by the Compensation Committee.

Summary of Federal Income Tax Consequences of the Deferred Stock Compensation Plan

The Deferred Stock Compensation Plan permits Participating Directors to defer to a later year receipt of all or a portion of their director fees that otherwise would be includible in income for tax purposes in the year in which it would have been paid. Under current tax laws, no income will be recognized by a Participating Director at the time of deferral. Upon payment, a Participating Director will recognize ordinary income in an amount equal to the sum of the fair market value of the shares of common stock received and the cash received for any fractional share.  The Company will be entitled to a deduction equal to the income recognized by the Participating Director.

Specific Benefits under the Deferred Stock Compensation Plan

The number of persons participating in the Deferred Stock Compensation Plan is 85. Because the aggregate benefits under the Deferred Stock Compensation Plan are dependent upon the number of Participating Directors who elect to participate in the Deferred Stock Compensation Plan, the portion of their directors’ fees that Participating Directors elect to defer and the market price of common stock when deferred compensation and dividends are credited to their Deferral Accounts, it is not possible to predict what benefits will be received under the Deferred Stock Compensation Plan.

Aggregate Past Grants under the Deferred Stock Compensation Plan

The following table shows information regarding the number of Units credited to Participating Directors’ Deferral Accounts in respect of deferral of directors’ fees under the Deferred Stock Compensation Plan as of April 5, 2019.

Aggregate Past Grants Under the Deferred Stock Compensation Plan

Name	Total Number of Units Credited
Named Executive Officers:
David R. Harlow Chief Executive Officer	—
Kevin Lawrence Executive Vice President and Chief Financial Officer	—
David E. Rainbolt Executive Chairman	—
Dennis L. Brand Chairman of the Executive Committee	—
Darryl Schmidt President and Chief Executive Officer, BancFirst	—
All Executive Officers as a Group	—
Non-Executive Director Group	44,723
Non-Executive Officer Employee Group	—

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the adoption of the proposed amendment.

The Board recommends a vote “FOR” the proposed amendment to the BancFirst Corporation Directors’ Deferred Stock Compensation Plan.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BKD, LLP (“BKD”) was the Company’s independent registered public accounting firm for fiscal year 2018 and has been approved by the Audit Committee of the Board (the “Audit Committee”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Although ratification is not required by the Company’s certificate of incorporation, bylaws, Oklahoma law or otherwise, the Board is submitting the appointment of BKD to the Company’s shareholders for ratification because the Company values its shareholders’ views on the independent registered public accounting firm. If the Company’s shareholders fail to ratify the appointment, it will be considered as a non-binding recommendation to the Board and the Audit Committee to consider the appointment of a different firm for fiscal year 2019. Even if the appointment is ratified, the Board and the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of BKD are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. BKD has advised the Company that they are independent with respect to the Company.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit services and non-audit services performed by our independent registered public accounting firm. The Audit Committee also considers whether such services are consistent with the SEC’s rules on auditor independence and considers whether our independent registered public accounting firm is positioned to provide us with effective and efficient audit services needed to properly manage risk or improve audit quality. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.  No non-audit services were performed for the Company by BKD during 2018 or 2017. The Audit Committee pre-approved 100% of audit fees and audit-related fees during the year ended December 31, 2018.

The following table shows the fees billed for the audit provided by BKD during the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees	$675,707	$618,850
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$675,707	$618,850

Audit fees for professional services rendered by BKD include fees related to the audits of the Company and of certain of our subsidiaries, other attestation services, internal control audits and assistance with interpretation of accounting standards.

Additional information concerning the Audit Committee and its activities with BKD can be found in the following sections of this proxy statement: “Corporate Governance Principles and Board Matters—Audit Committee” and “Audit Committee Report.”

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the approval of this proposal.

The Board recommends a vote “FOR” the ratification of the appointment of BKD as the independent registered public accounting firm of the Company for 2019.  Proxies solicited by the Board will be voted for the proposal unless contrary instructions are given.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining our integrity in the marketplace.  We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments.  In those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ.  We believe that we have in place procedures and practices, including the following, which are designed to enhance our shareholders’ interests.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer and senior financial officers, including our principal financial officer and principal accounting officer, the purpose of which is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial books and records and the preparation of its financial statements.  We have also adopted a Corporate Code of Conduct that sets forth the guiding principles and rules of behavior by which we operate our Company and conduct our daily business with our customers, vendors and shareholders and with our fellow employees.  The Code of Conduct applies to all directors and employees of the Company.  Copies of the Code of Ethics and the Corporate Code of Conduct may be requested from the Secretary at the address on the cover of this proxy statement.

Director Independence

The NASDAQ’s listing standards require our Board to be comprised of at least a majority of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company.  Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that each of the following directors is independent:  C. L. Craig, Jr., F. Ford Drummond, Joseph Ford, Frank Keating, Bill G. Lance, Dave R. Lopez, William Scott Martin, Tom H. McCasland III, Ronald J. Norick, Robin Roberson, Natalie Shirley, Michael K. Wallace, Gregory G. Wedel and G. Rainey Williams, Jr.  In addition, as prescribed by the NASDAQ Marketplace Rules, these independent directors have at least one scheduled meeting without management present.  See “Corporate Governance Principles and Board Matters —Independent Directors’ Committee.”

In determining independence, the Board reviews whether directors have any material relationship with the Company.  The Board considers all relevant facts and circumstances.  In assessing the materiality of a director’s relationship to the Company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below.  The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.  An independent director must not have any material relationship with the Company, directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent in the following circumstances:

(1)

The director is, or has been in the past three years, an employee of the Company, or an immediate family member of the director is, or has been in the past three years, an executive officer of the Company.

(2)

The director has received, or has an immediate family member who has received during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company that is not contingent on continued service.

(3)

(A) The director or an immediate family member is a current partner of the firm that is the Company’s external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member is or was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4)

The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee.

(5)

The director is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year, or $200,000.

For these purposes, an “immediate family member” includes a director’s spouse, parents, children, siblings, mother-and father-in-law, sons-and daughters-in-law, brothers-and sisters-in-law, and anyone who shares the director’s home.

Director Nominees

Director Qualifications

The Independent Directors’ Committee has no specified Board membership criteria that apply to nominees recommended for a position on the Company’s Board.  However, members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards.  They should also have broad experience at the policy-making level in business, government, education, technology or public service. In addition, directors should represent a diversity of viewpoints, backgrounds, experiences and other demographics. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  The Independent Directors’ Committee believes that directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Candidates for Directors

The Board Issues Committee assists the Independent Directors’ Committee in identifying director candidates. Candidates may come to the attention of the Board Issues Committee and the Independent Directors’ Committee through current Board members, shareholders or other persons. Identified candidates are evaluated at regular or special meetings of the Independent Directors’ Committee and may be considered at any point during the year. As described below, the Independent Directors’ Committee will consider properly submitted shareholder recommendations for candidates for the Board to be included in the Company’s proxy statement. In making its nominations, the Independent Directors’ Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Shareholder Recommendations

The policy of the Independent Directors’ Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board as described above under “Identifying and Evaluating Candidates for Directors.”  In evaluating any such recommendations, the Independent Directors’ Committee will consider the balance of knowledge, experience and capability on the Board and will address the membership criteria set forth above under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Independent Directors’ Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Secretary pursuant to the procedure described under the heading “Proposals for the 2019 Meeting of Shareholders.”

Directors of BancFirst Corporation

The following information about each nominee for director to our Board, includes their business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Independent Directors’ Committee and our Board to determine that each individual should serve as one of our directors. The following information is current as of April 5, 2019:

Name (Age)	Business Experience During Past 5 Years and Other Information

Dennis L. Brand (71)

Mr. Brand became Chairman of the Executive Committee in May 2017. Mr. Brand has been a Vice Chairman of the Company since 2013. Prior to that, he was Senior Executive Vice President of the Company starting in 2005. He was President and Chief Executive Officer of the Bank from 2005 to 2017. He was Executive Vice President and Chief Operating Officer of the Company from October 2003 to December 2004.  From 1999 to 2003 he was Executive Vice President of Community Banking.  He was a Regional Executive and President of BancFirst Shawnee from 1992 to 1999.

Mr. Brand’s executive experience in the banking industry specifically in lending and operations, along with his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

C. L. Craig, Jr. (74)

Mr. Craig is self-employed in the investment and management of personal financial holdings.  He served as Chairman of the Board of Directors of Lawton Security Bancshares, Inc. from 1983 until 1998.

Mr. Craig’s extensive business and investment experience, together with his prior experience serving as a bank director and his familiarity with community banking, make him well qualified to serve as a director.

F. Ford Drummond (56)

Mr. Drummond is currently the Owner/Operator of Drummond Ranch in Pawhuska, Oklahoma. He served as General Counsel for BMI-Health Plans from 1998 to 2008.  He has served on the Board of Trustees for Allianz Funds in New York since 2005. He was also a member of the Oklahoma Water Resources Board, an Oklahoma state government regulatory board, from 2006 to 2017. In addition, he was a director of The Cleveland Bank in Cleveland, Oklahoma, from 1998 to 2012.

Mr. Drummond’s business experience, together with his prior experience serving as a bank director and his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

Joseph Ford (41)

Mr. Ford has served as the President of Shawnee Milling Company, a family-owned milling company, since 2016. He was the Vice President of Operations of Shawnee Milling Company from 2005 to 2009, and then was the Senior Vice President of Operations from 2009 to 2016. From 2000 to 2003, Mr. Ford was an Information Consultant for Accenture Information Technology Consulting. He is also involved in a broad array of civic and community affairs.

Mr. Ford’s business and management experience and his knowledge and awareness of the communities we serve, makes him well qualified to serve as a director.

Name (Age)	Business Experience During Past 5 Years and Other Information
David R. Harlow (56)

Mr. Harlow became Chief Executive Officer of BancFirst Corporation in May 2017.  Mr. Harlow joined the Company in 1999 as Executive Vice President and Manager of Commercial Banking for BancFirst Oklahoma City.  He was President of BancFirst Oklahoma City from 2003 to 2017 and has been a Regional Executive since 2004.  He has also been a director of BancFirst since 2014.

Mr. Harlow’s banking experience, knowledge of the Oklahoma City market and the markets we serve make him well qualified to serve as a director.

William O. Johnstone (71)

Mr. Johnstone is the Chief Executive Officer of Council Oak Partners, LLC, a subsidiary of the Company.  He is also the Chief Executive Officer of Council Oak Investment Corporation and Council Oak Real Estate, Inc., both of which are subsidiaries of BancFirst.  He has been a Vice Chairman of the Company since 1996.  From 1996 to 2001, he served as Chairman and Chief Executive Officer of C-Teq, Inc., a company that provided data processing services to financial institutions.  From 1985 until 1996, Mr. Johnstone served as President and Chairman of the Board of City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City, Oklahoma.

Mr. Johnstone’s banking and investment experience specifically in private equity and commercial banking make him well qualified to serve as a director.

Frank Keating (75)

Governor Keating is a former governor of the State of Oklahoma and retired CEO of the American Bankers Association. Governor Keating received a Bachelor of Arts in history from Georgetown University and a J.D. from the University of Oklahoma College of Law.  Governor Keating has a 30-plus year career in public service including his service as U.S. Attorney for the Northern District of Oklahoma, Assistant Secretary of the U.S. Treasury Department, Associate Attorney General of the United States, and member of the Oklahoma state House and Senate. He currently serves on the board of Citizens, Inc., a publicly held life insurance company.

Mr. Keating’s extensive career in law and public service, and his experience as President and CEO of the American Bankers Association, make him well qualified to serve as a director.

Bill G. Lance (54)

Mr. Lance is the Secretary of Commerce for the Chickasaw Nation and is responsible for the management of all commercial business enterprises of the Chickasaw Nation. He received a Master of Public Health degree from the University of Oklahoma, College of Public Health, Bachelor of Science degree from East Central University, and a Fellow of the America College of Healthcare Executives.

Mr. Lance’s executive management experience, his public service, and his extensive civic involvement make him well qualified to serve as a director.

Dave R. Lopez (67)

Mr. Lopez served as Secretary of State of the State of Oklahoma from March 2017 to March 2018. Prior to that he was an independent executive consultant. Mr. Lopez served as the Interim Superintendent of Oklahoma City Public Schools from 2013 to 2014. Mr. Lopez served as the Secretary of Commerce and Tourism for the State of Oklahoma from 2012 to 2013 and also as the Executive Director of the Oklahoma Department of Commerce from 2011 to 2012. He was the President of American Fidelity Foundation, a private foundation, from 2006 to 2011. Mr. Lopez was President of Downtown Oklahoma City, Inc., a non-profit organization, from 2004 to September 2006.  In 2003, he was Vice President of Development for the Oklahoma Arts Institute. From 1979 to 2001, Mr. Lopez held various officer positions with SBC Communications, Inc. (now AT&T Inc.), a publicly held telecommunications company, including as President of SBC’s Oklahoma and Texas operations. He is a National Association of Corporate Directors (NACD) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous study program for directors.

Mr. Lopez’s executive management experience, his public service, and his extensive civic involvement make him well qualified to serve as a director.

Name (Age)	Business Experience During Past 5 Years and Other Information
William Scott Martin (69)

Mr. Martin was a principal shareholder and Chairman of the Board of both First Wagoner Corporation and First Chandler Corp., until their merger into BancFirst Corporation in January 2018. He is also a director of First Bank of Burkburnett, Texas. Mr. Martin is a director of First Chandler USA, Inc. and its subsidiary National American Insurance Company.

Mr. Martin’s executive management experience in banking, along with his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

Tom H. McCasland, III (60)

Mr. McCasland has been President of Mack Energy Co., a privately-owned exploration and production company, since 1996 and was a community director of BancFirst Duncan from 1998 to 2015.  Mr. McCasland has been a director of Investors Trust Company, an Oklahoma-chartered trust company, since 1984.  He previously served on the Board of Directors of Cache Road National Bank of Lawton, Oklahoma, and Charter National Bank of Oklahoma City, Oklahoma.

Mr. McCasland’s extensive business and management experience in the oil and gas industry, together with his prior experience as a bank director and his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

Ronald J. Norick (77)

Mr. Norick is the Controlling Manager of Norick Investment Company, LLC, a family financial management company.  He was the Mayor of Oklahoma City from April 1987 to April 1998.  He was also President of Norick Brothers, Inc. from 1981 to 1992.  Mr. Norick has formerly served as a director of two banks, including City Bank, Oklahoma City, Oklahoma.

Mr. Norick’s extensive business and management experience, together with his prior experience as a bank director, his political acumen, and his knowledge and awareness of the Oklahoma City market, make him well qualified to serve as a director.

David E. Rainbolt (63)

Mr. Rainbolt became Executive Chairman of both BancFirst Corporation and BancFirst in May of 2017.  He was elected Chairman of the Board of BancFirst Corporation in March 2017, and has served as Chairman of BancFirst since 2005. He was President and Chief Executive Officer of the Company from January 1992 to May 2017 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991. He currently serves on the board of OGE Energy Corp., a public company engaged in the energy delivery business.

Mr. Rainbolt’s executive management experience in banking, and specifically in bank acquisitions and corporate finance, along with his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

H. E. Rainbolt (90)

Mr. Rainbolt became Chairman Emeritus in March 2017, after having served as Chairman of the Board of the Company from 1984 to March 2017. He was its President and Chief Executive Officer from 1984 to 1991 and was the Chairman of BancFirst until 2005. From 1996 to 2014, Mr. Rainbolt was also a director of Sonic Corp., a publicly-held franchiser of fast-food restaurants.  H. E. Rainbolt is the father of David E. Rainbolt.

Mr. Rainbolt’s extensive business and management experience, together with his long career in the banking industry and his knowledge and awareness of the communities we serve, makes him well qualified to serve as a director.

Robin Roberson (47)

Ms. Roberson is the Chief Executive Officer and a co-founder of WeGoLook, a company that combines technology with an on-demand workforce to provide field verifications. She is also Senior Vice President of Crawford and Company. In 2017, Crawford and Company, a publicly-held insurance administration company, acquired 85% of WeGoLook.  Ms. Roberson serves on the board of Creative Oklahoma, a nonprofit organization dedicated to advancing creativity and innovation and is a member of the Women Presidents’ Organization, a non-profit membership organization for women presidents, CEOs, and managing directors of privately held, multimillion-dollar companies.

Ms. Roberson’s extensive business and management experience make her well qualified to serve as a director.

Name (Age)	Business Experience During Past 5 Years and Other Information
Michael S. Samis (65)

Mr. Samis is a private investor. He was Chairman of M-D Building Products, Inc., a privately-owned manufacturer of building materials, from 2000-2007 and President and CEO of Macklanburg-Duncan Co., the predecessor company of M-D Building Products, Inc. from 1990-2000. He is co-founder and Chairman of Energy Financial Solutions, LLC, a privately-owned financial services company to the energy industry, and founder and Chairman of Energy Financial and Physical, LP., a privately-owned exploration and production company. Mr. Samis served as Chairman of the University Hospital Authority, University Hospitals Trust and Joint Governing Committee for OU Medical Center in Oklahoma City until January 2018. Mr. Samis served as director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City from 1995-2001.

Mr. Samis’s extensive business and investment experience, together with his prior experience serving as a director and a manager, make him well qualified to serve as a director.

Darryl Schmidt (56)

Mr. Schmidt was appointed Chief Executive Officer of BancFirst in May of 2017. Mr. Schmidt was Chief Credit Officer of the Company from 2002 to 2015.  Beginning in 2007 he served in a dual role as Chief Credit Officer and Director of Community Banking until late 2015, at which time these roles were again separated.  He has been a director of BancFirst since 2003.

Mr. Schmidt’s banking experience and knowledge of the markets we serve throughout Oklahoma make him well qualified to serve as a director.

Natalie Shirley (61)

Ms. Shirley has served as President and Chief Executive Officer of the National Cowboy and Western Heritage Museum since January 2018.  From 2011 to 2017 she was President of Oklahoma State University - Oklahoma City (OSU-OKC). From 2015 through 2017, Ms. Shirley served as Secretary of Education and Workforce Development for the State of Oklahoma. She received a baccalaureate degree from Oklahoma State University and a law degree from the University of Oklahoma.  She served in Governor Brad Henry’s Cabinet as Oklahoma’s Secretary of Commerce and Tourism from 2007 to 2011. In this position, she was the liaison between the Governor, five major state agencies and more than 30 smaller agencies, authorities and institutions.  During this time, Ms. Shirley also served as the Executive Director of the Department of Commerce, the state’s leading economic development agency.

Ms. Shirley’s extensive business and management experience, along with her understanding of the state we serve, make her well qualified to serve as a director.

Michael K. Wallace (65)

Mr. Wallace has been the President and owner of Wallace Properties, Inc. and Mike Wallace Homes, Inc., privately-owned real estate development and homebuilding companies, since 1994. Mr. Wallace has also served on the community board of the BancFirst Jenks branch since 1999.

Mr. Wallace’s extensive business and management experience, together with his knowledge and awareness of the communities we serve, makes him well qualified to serve as a director.

Gregory G. Wedel (58)

Mr. Wedel has been managing partner of Wedel Rahill & Associates, CPAs, PLC since 1984.  He received his bachelor’s degree in accounting from the University of Central Oklahoma and started his career in public accounting with Peat Marwick (now KPMG). Mr. Wedel is a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He previously served on the Board of Directors and credit committee of Kirkpatrick Bank, Oklahoma City, from 2000 to 2014. He also serves on the boards of a number of regional, privately-owned companies.

Mr. Wedel’s extensive business and management experience, together with his accounting knowledge, makes him well qualified to serve as a director.

Name (Age)	Business Experience During Past 5 Years and Other Information

G. Rainey Williams, Jr. (58)

Mr. Williams has been President of Marco Holding Corporation, a private investment partnership, and its predecessors, since 1988.  He is a member of the Company’s Senior Trust Committee and was an advisory director from 2000 to 2003.  Mr. Williams was a director of American Trailer Works, a privately-held manufacturer of utility and cargo trailers, until its sale in 2016. He is a past Chairman of the Board of Trustees of the YMCA Retirement Fund, and serves on the boards of several other not-for-profit entities and other privately-owned for-profit companies.

Mr. Williams’ extensive business and investment experience, together with his prior experience serving as a director and his knowledge of private equity investments, make him well qualified to serve as a director.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has 22 directors and the following five standing committees: (1) Executive Committee, (2) Audit Committee, (3) Compensation Committee, (4) Independent Directors’ Committee, and (5) Board Issues Committee. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below.  During fiscal 2018, the Board held 12 meetings.  Each current director attended at least 75% of all Board and applicable standing committee meetings.  Directors are encouraged to attend annual meetings of the Company’s shareholders.  All then-current directors, with the exception of Frank Keating and Ronald J. Norick, attended the previous annual meeting of shareholders.

Name of Board Committee
Name of Director	Executive	Audit	Compensation	Independent Directors	Board Issues
Dennis L. Brand	Chairman
C. L. Craig, Jr.				Member
James R. Daniel (1)	Member
F. Ford Drummond		Member	Member	Member
Roy C. Ferguson (2)	Member
Joseph Ford		Member	Member	Member
K. Gordon Greer (3)	Member
David R. Harlow	Member
William O. Johnstone
Frank Keating				Member
Bill G. Lance				Member
Dave R. Lopez				Member
William Scott Martin				Member
Tom H. McCasland III				Member
Ronald J. Norick				Member
David E. Rainbolt	Member				Chairman
H. E. Rainbolt	Member				Member
Robin Roberson		Member		Member
Michael S. Samis
Darryl Schmidt	Member
Natalie Shirley				Member
Michael K. Wallace				Member
Gregory G. Wedel		Chairman		Member
G. Rainey Williams, Jr.			Chairman	Chairman	Member
Meetings in fiscal 2018	18	12	1	1	2

(1)	Mr. Daniel, a director of the Company, is not standing for re-election at the Annual Meeting.
(2)	Mr. Ferguson is Executive Vice President and Chief Credit Officer of the Bank and has never served as a director of the Board.
(3)	Mr. Greer is Executive Vice President of the Bank and a former director of the Company.

Board Leadership Structure and Risk Oversight

The Company’s senior leadership is shared between two positions — the Chief Executive Officer and the Executive Chairman of the Board. Separating these positions allows the Company’s Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Executive Chairman of the Board to lead the Company’s Board in its fundamental role of oversight of management.  The Company believes that, generally, the separated role of Executive Chairman and Chief Executive Officer provides an appropriate balance between leadership and independent oversight.  However, the Company’s bylaws do not require separation of the offices of Executive Chairman and Chief Executive Officer, and the Board believes this determination should be made in the Company’s best interests based on the circumstances at the time.

In deciding which board leadership structure it believes will provide the most effective leadership and board oversight for the Company, the Board considers a range of factors. The factors include, but are not limited to: the Company’s operating and financial performance under the existing board leadership structure; recent or anticipated changes in the CEO role; and the effectiveness of current processes and structures for Board interaction with and oversight of management. The Board will continue to exercise its judgment periodically to determine the board leadership structure that it believes will provide appropriate leadership, direction and oversight, while facilitating the effective functioning of both the Board and management.

The Board is charged with general oversight of the management of the Company’s risks. The Board considers risks, as appropriate, among other factors in reviewing the Company’s strategy, business plan, budgets and major transactions. Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to the committee. In particular, the Executive Committee assists the Board by reviewing reports from management on at least an annual basis on the risks facing the Company, management’s actions to address those risks and the Company’s risk management processes. Following its reviews of the reports, the Executive Committee reports the results of its reviews to the full Board. The Audit Committee assists the Board with oversight of operational and compliance risk by reviewing internal audit reports from the Company’s Chief Internal Auditor. The Compensation Committee oversees risks related to the Company’s compensation programs and policies and meets at least annually with the Executive Chairman to discuss such risks. The Senior Loan Committee of the Bank is responsible for the oversight of credit risk, on which it reports monthly to the Board. The Administrative Committee of the Bank assists the Board and executive management with the oversight of risks other than credit risk.

Executive Committee

The Executive Committee has the authority to exercise all the powers of the full Board during the intervals between Board meetings, except the power to amend the Bylaws and those powers specifically delegated to other committees of the Board.  Members of the Executive Committee in 2018 were Dennis L. Brand (Chairman), James R. Daniel, Roy C. Ferguson, K. Gordon Greer, David R. Harlow, David E. Rainbolt, H. E. Rainbolt and Darryl Schmidt.

Audit Committee

The Audit Committee of the Company also serves as the Audit Committee of the Bank.  The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained.  An independent registered public accounting firm is engaged to conduct the annual examination and the Audit Committee meets with the independent registered public accounting firm to discuss the scope and results of the examination.  The Chief Internal Auditor and the Executive Vice President of Asset Quality report to the Audit Committee, and the Chief Risk Officer and Executive Vice President of Asset Quality meet with the Audit Committee representing management.

Members of the Audit Committee in 2018 were F. Ford Drummond, Joseph Ford, Robin Roberson and Gregory G. Wedel (Chairman).  The Board has determined that each such member of the Audit Committee was independent pursuant to applicable NASDAQ and SEC rules. The Board also determined that Mr. Wedel is an audit committee financial expert as defined by applicable SEC rules. The Audit Committee has a written Audit Committee Charter. The charter is not available on the Company’s website, but a copy was attached as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders held May 24, 2018. A free printed copy also is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement. The report of the Audit Committee is included herein under the heading “Audit Committee Report”.

Compensation Committee

The Compensation Committee of the Company determines the compensation of the Chief Executive Officers of BancFirst Corporation and BancFirst, and reviews and approves the compensation of the other executive officers of the Company. During 2018, the Compensation Committee was composed of F. Ford Drummond, Joseph Ford and G. Rainey Williams, Jr. (Chairman), each of whom has been determined by the Board to be independent directors under applicable NASDAQ and SEC standards. The report of the Compensation Committee is included herein under the heading “Compensation Committee Report”.  The Compensation Committee has a written charter. The charter is not available on the Company’s website, but a copy was attached as Appendix B to the Proxy Statement for the Annual Meeting of Shareholders held May 24, 2018. A free printed copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement.

Independent Directors’ Committee

The Independent Directors’ Committee meets at least annually in executive session to discuss significant matters and review the actions of management of the Company, and serves as the Board’s nominating committee. The Independent Directors’ Committee consists of those directors who meet the applicable NASDAQ and SEC independence requirements, which during 2018 were C. L. Craig, Jr., F. Ford Drummond, Joseph Ford, Frank Keating, Bill G. Lance, Dave R. Lopez, William Scott Martin, Tom H. McCasland III, Ronald J. Norick, Robin Roberson, Natalie Shirley, Michael K. Wallace, Gregory G. Wedel and G. Rainey Williams, Jr. The Independent Directors’ Committee has a written charter. The charter is not available on the Company’s website, but a copy was attached as Appendix C to the Proxy Statement for the Annual Meeting of Shareholders held May 24, 2018. A free printed copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement.

Executive sessions of the Independent Directors Committee are held at least once a year. The sessions are scheduled and chaired by the lead independent director, who in 2018 was G. Rainey Williams, Jr. Any independent director may request that an additional executive session be scheduled.

Board Issues Committee

The Board Issues Committee is a committee that considers matters regarding membership, processes, education, and compensation of the Board. The Board Issues Committee makes recommendations regarding these matters to the Independent Directors Committee and the full Board for approval. During 2018 the members of the Board Issues Committee were David E. Rainbolt (Chairman), H.E. Rainbolt and G. Rainey Williams, Jr. (lead independent director). The Board Issues Committee met two times during 2018. The Board Issues Committee meets at least annually, but may meet more frequently as its members consider necessary.

In addition to the foregoing standing committees of the Board, the Bank has the following standing management committees:

Senior Loan Committee of the Bank

The Senior Loan Committee of the Bank is a management committee that assists the Board and executive management with the administration of corporate credit policies and procedures, and evaluates loans within its designated policy guidelines. During 2018 the members of the Senior Loan Committee were Dennis L. Brand, James R. Daniel, Roy C. Ferguson (Chairman), K. Gordon Greer, David R. Harlow, David E. Rainbolt, H.E. Rainbolt and Darryl Schmidt. The Senior Loan Committee generally met weekly during 2018.

Asset/Liability Committee of the Bank

The Asset/Liability Committee (ALCO) of the Bank is a management committee that administers the Bank’s corporate investment and asset/liability management policies and procedures, and manages the Bank’s liquidity, interest rate risk and market risk. During 2018, the members of the ALCO were Dennis L. Brand, Randy Foraker, David R. Harlow, Kevin Lawrence, Robert M. Neville, David E. Rainbolt (Chairman) and Darryl Schmidt. The ALCO generally meets monthly.

Administrative Committee of the Bank

The Administrative Committee of the Bank is a management committee that assists the Board and executive management with administration of corporate policies and procedures, oversight of risks other than credit risk, and with other matters concerning the management of the Bank’s business.  During 2018, the members of the Administrative Committee were Dennis L. Brand, Scott Copeland, James R. Daniel, Paul D. Fleming, Randy Foraker, Kelly Foster, D. Jay Hannah, David R. Harlow, Kevin Lawrence, Robert M. Neville, David E. Rainbolt (Chairman), Darryl Schmidt, Dara Wanzer, Jennifer Weast and David Westman. The Administrative Committee generally meets monthly.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

Board of Directors

c/o Secretary

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

Such communication should be clearly marked “Shareholder-Board Communication.” The communication must indicate whether it is meant to be distributed to the entire Board or to specific members of the Board, and must state the number of shares beneficially owned by the shareholder making the communication. The Secretary has the authority to disregard any inappropriate communications.  If deemed an appropriate communication, the Secretary will submit the correspondence to the Executive Chairman of the Board or to any specific director to whom the correspondence is directed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board evaluates and recommends to the Board, the compensation of the Chief Executive Officers of BancFirst Corporation and BancFirst, considering any performance factors, market compensation information and management recommendations that it deems appropriate. The Compensation Committee also reviews and approves, at least annually, the compensation of the other executive officers of the Company. In connection with these duties, the Compensation Committee meets at least annually with the Executive Chairman to discuss, review and evaluate the relationship between our risk management policies and practices and executive compensation arrangements. This meeting includes a review of the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements and our various policies and practices that mitigate these risks. Within this framework, a variety of topics are discussed, including the parameters of acceptable and excessive risk taking (recognizing that some risk taking is an inherent part of operating any business) and the general business goals and concerns of the Company, including the need to attract, retain and motivate qualified executives and other personnel.

The Compensation Committee believes that our overall compensation practices for our executive officers, which include the following elements, limit the ability of executive officers to benefit from taking unnecessary or excessive risks:

•	executive compensation that is heavily weighted toward fixed salaries;
•	maximum payouts that limit the aggregate payout potential of cash incentive compensation;
•	a strong alignment of risk management goals and incentive pay;
•	balance between short-term and long-term incentive compensation opportunities; and
•	the Company’s historical emphasis on character and integrity at all levels of the organization.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement under the heading “Executive Compensation”. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10−K for the year ended December 31, 2018.

Submitted by the Compensation Committee of the Board of Directors:

G. Rainey Williams, Jr. (Chairman)

F. Ford Drummond

Joseph Ford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Drummond, Ford and Williams currently serve on the Compensation Committee.  None of these individuals is or has been an officer or associate of the Company, or had any relationship with the Company required to be disclosed under “Transactions with Related Persons.”  No executive officer of the Company is, or was during 2018, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2018 an executive officer serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The following report is for the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process for fiscal year 2018.

Members of the Audit Committee in 2018 were F. Ford Drummond, Joseph Ford, Robin Roberson and Gregory G. Wedel (Chairman). All of the Audit Committee members are “independent directors” as defined in the Marketplace Rules of The NASDAQ Global Market. Mr. Wedel has been designated as the audit committee financial expert by the Board. The Board has adopted an Audit Committee Charter, a copy of which was included as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders held May 24, 2018. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the auditor, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls.  Management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm.  In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by Public Company Accounting Oversight Board’s Auditing Standard No. 16 (Communications with Audit Committees).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement describing all relationships between the Company and the auditors that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

Following the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2018.

Submitted by the Audit Committee of the Board of Directors:

Gregory G. Wedel (Chairman)

F. Ford Drummond

Joseph Ford

Robin Roberson

TRANSACTIONS WITH RELATED PERSONS

BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers.  None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans made to persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members and other related interests.  Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the Bank. All other transactions involving the Company in which a director or executive officer or immediate family member may have a direct or indirect material interest are required to be approved by the Audit Committee.

A son of David E. Rainbolt, Executive Chairman, is employed by the Company’s commercial property and casualty insurance agency subsidiary as a licensed agent. His total compensation for 2018, which is based on a standard commission schedule, was $241,282.  Since it is solely commission-based, this compensation will vary from year to year.

MANAGEMENT

Information with respect to our executive officers (including certain executive officers of BancFirst, our subsidiary bank) as of April 5, 2019 is set forth below.  Each officer serves a term of office of one year or until the election and qualification of his or her successor.

Name	Age	Officer Since	Position
David E. Rainbolt	63	1984	Executive Chairman; Executive Chairman, BancFirst
David R. Harlow	56	1999	President and Chief Executive Officer
Dennis L. Brand	71	1992	Vice Chairman
James R. Daniel	79	1997	Vice Chairman
William O. Johnstone	71	1996	Vice Chairman
Scott Copeland	54	1992	Executive Vice President and Head of Operations, BancFirst
Roy C. Ferguson	72	1992	Executive Vice President and Chief Credit Officer, BancFirst
Paul Fleming	68	2006	Executive Vice President and Chief Internal Auditor, BancFirst
Randy Foraker	63	1987	Executive Vice President, Chief Risk Officer and Secretary
Kelly Foster	50	1998	Executive Vice President and Chief Compliance Officer, BancFirst
D. Jay Hannah	63	1984	Executive Vice President of Financial Services, BancFirst
Kevin Lawrence	40	2013	Executive Vice President, Chief Financial Officer and Treasurer
Robert M. Neville	63	1986	Executive Vice President of Investments, BancFirst
Kendal W. Starks	65	1986	Executive Vice President and Director of Community Banking, BancFirst
David Westman	63	2006	Executive Vice President and Chief Technology Officer, BancFirst
Darryl Schmidt	56	2002	President and Chief Executive Officer, BancFirst
Dara Wanzer	47	2017	Senior Vice President of Human Resources, BancFirst
Jennifer Weast	55	1995	Senior Vice President and Controller
John Anderson	63	2011	Regional Executive, BancFirst
John Barton	64	2017	Regional Executive, BancFirst
Mark Gish	64	2017	Regional Executive, BancFirst
Karen James	63	1984	Regional Executive, BancFirst
Marion McMillan	66	1998	Regional Executive, BancFirst
Harvey G. Robinson	60	1997	Regional Executive, BancFirst
David M. Seat	68	1995	Regional Executive, BancFirst

Each of the above-named executive officers has been employed by the Company for at least the last five years, with the exception of Dara Wanzer, who joined the Company in 2017. Prior to such date and for at least four years preceding her employment with the Company, Ms. Wanzer was legal counsel for Integris Health, Inc., Oklahoma City, Oklahoma.

EXECUTIVE COMPENSATION

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to BancFirst Corporation and its subsidiary BancFirst.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation for the named executive officers in the Summary Compensation Table and for our executive officers generally.  SEC regulations require us to include our Chief Executive Officer, David R. Harlow (CEO), and our Chief Financial Officer, Kevin Lawrence (CFO), as named executive officers.  In addition, these regulations require us to include the three most highly compensated executive officers in 2018 other than the CEO and CFO.  In addition to Messrs. Harlow and Lawrence, our named executive officers are David E. Rainbolt, our Executive Chairman, Dennis L. Brand, a Vice Chairman, and Darryl Schmidt, the CEO of our subsidiary bank, BancFirst.

Objectives of our Compensation Program

Overview

Our primary mission is to create long-term value for our shareholders consistent with our commitment to maintain the safety and soundness of the Company and the Bank. To accomplish this, we believe that we must provide competitive salaries and appropriate incentives to achieve long-term shareholder return. Our executive compensation practices are designed to achieve four primary objectives:

•	attract and retain qualified executives who will lead us and inspire superior performance;
•	provide incentives for achievement of corporate goals and individual performance;
•	provide incentives for achievement of long-term shareholder return; and
•	align the interests of management and employees with those of the shareholders to encourage continuing increases in shareholder value.

Our goal is to effectively balance base salaries with short-term incentive compensation that is performance-based, and long-term compensation awards that are commensurate with an officer’s individual management responsibilities and potential for future contribution to corporate objectives. The portion of total compensation that is based on corporate performance and long-term shareholder return increases as an executive’s responsibilities increase.

The Compensation Committee of our Board is responsible for reviewing and recommending to the full Board of Directors for approval, our overall compensation and benefit programs in consultation with David E. Rainbolt, our Executive Chairman, and for determining the compensation of David R. Harlow, the Chief Executive Officer of BancFirst Corporation, and Darryl Schmidt, the Chief Executive Officer of our subsidiary bank, BancFirst. The Executive Chairman makes recommendations to the committee concerning his own compensation, but the Executive Chairman does not participate in the deliberations or decisions of the Compensation Committee concerning his compensation. Messrs. Harlow or Schmidt determines the compensation, including salary, performance-based incentive pay and other awards, for other executive officers, subject to the review of the Compensation Committee. The Compensation Committee currently consists of three directors, F. Ford Drummond, Joseph Ford and G. Rainey Williams, Jr. (Chairman), all of whom are independent under applicable NASDAQ and SEC standards.

Our Compensation Committee relies on various factors when reviewing and evaluating our executive compensation policies, the performance of our named executive officers and the establishment of appropriate compensation levels and programs for such officers. These factors include an executive’s individual performance and contributions to our strategic objectives, recommendations from the Executive Chairman, internal pay equity and the results of our 2017 “say-on-pay” vote, in which the advisory vote on our executive compensation program was approved with over 95% of the votes cast in favor of the resolution. The Compensation Committee also considers the performance of the management team as a group, the Executive Chairman’s assessment of other executives’ individual performance and the Executive Chairman’s compensation recommendations with respect to the other executive officers as part of its process. The Compensation Committee considered all of these factors, including the 2017 “say-on-pay” vote result, as it evaluated whether any changes to our executive compensation program were warranted and it determined that no changes were warranted at that time.

Executive Participation in Committee Discussions

The executive officers who participate in the Compensation Committee’s compensation-setting process are the Executive Chairman and the Senior Vice President for Human Resources. Executive participation is meant to provide the Compensation Committee with input regarding our compensation philosophy, process and decisions. In addition to providing factual information such as Company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Compensation Committee. The Executive Chairman also provides information about individual performance assessments for executive officers, and expresses to the Compensation Committee his view on the appropriate levels of compensation for such executive officers for the ensuing year. Additionally, the Executive Chairman discusses and reviews the alignment between our risk management policies and practices and all of our employee incentive compensation arrangements, identifying and making efforts to limit any features in such compensation arrangements that might lead to employees taking unnecessary or excessive risks that could threaten our value.

These two executives participate in Compensation Committee discussions purely in an informational and advisory capacity, but have no vote in the committee’s decision-making process. No executive officer other than the Executive Chairman and Senior Vice President for Human Resources attends those portions of Compensation Committee meetings during which the performance of the executive officers is evaluated or their compensation is being determined.

Executive Compensation Program

Our compensation structure primarily consists of the following components:

•	base salary;
•	performance-based incentive pay, which includes both profitability and risk management measurements;
•	long-term award(s)—including stock option grants, supplemental executive retirement agreements and survivor benefit agreements; and
•	benefits available to all employees, including a 401(k) plan and an employee stock ownership plan.

We consider market practices to achieve an overall compensation program that aims to provide a total compensation package for our executive officers that is generally competitive with the compensation paid to similarly situated executive and senior officers of comparable-sized financial institutions. We review the market practices by speaking to recruitment agencies and reviewing the data on financial institutions of similar size, growth potential and market area as reported in publicly available documents, such as proxy statements. We do not currently have a policy to recapture performance-based incentive pay or other compensation in the event that the metrics used to determine the compensation are later restated.

Base Salary

One of the objectives of our compensation program is to establish base salaries for executive officers that are competitive to those of comparable companies in our industry and our local market place. We believe that base salaries should be competitive to attract and retain talented senior management. We consult various sources to identify adequate and competitive base salary levels, including industry surveys, feedback from recruiters and information contained in publicly available documents. The base salary levels for David R. Harlow, the Chief Executive Officer of BancFirst Corporation, and Darryl Schmidt, the Chief Executive Officer of our subsidiary bank, BancFirst (together, the “CEOs”), are established annually by the Executive Chairman and submitted to the Compensation Committee for evaluation and recommendation to the full Board for approval. The Compensation Committee’s evaluation of the CEOs’ base salaries was based on the factors above, including the current financial performance of the Bank as measured by earnings, asset growth, and overall financial soundness. Base salary for the other executive officers is established by Messrs. Harlow or Schmidt, and is submitted for review by the Compensation Committee. In setting base salaries, Messrs. Harlow or Schmidt consider the seniority and level of responsibility of each executive officer, taking into account competitive market compensation paid by other companies as described above. Salaries for executive officers are reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities. Increases in base salary are based on the evaluation of factors such as the individual’s level of responsibility, performance and level of compensation. The salaries paid during fiscal year 2018 to our named executive officers are shown in the Summary Compensation Table.

Annual Performance-Based Incentive Pay

We believe that the payment of performance-based incentive compensation based on business and personal goals is important to focus our executive officers on the achievement of short-term corporate goals. Accordingly, all of our executive officers are eligible to receive an annual cash amount based on our performance-based incentive program. The performance-based incentive program is designed to reward our executive officers for the attainment of short-term business and/or personal performance goals that are established at the beginning of each fiscal year, and can be in amounts ranging from 10% to 25% of the executive officer’s base salary. Performance-based incentive compensation for the CEOs is recommended by our Executive Chairman, subject to review and approval by the Compensation Committee. Performance-based incentive compensation for our other executive officers is established by Messrs. Harlow or Schmidt, subject to review and approval by the Compensation Committee.  Messrs. Harlow or Schmidt and the Compensation

Committee use judgment and discretion taking into account the business and economic environment, our overall performance, budgetary considerations, each executive officer’s performance in relation to the goals set for him or her, competitive factors within the industry, and retention of key executives.

Annual incentive payments under the plan for a particular year with respect to executive officers who are in bank senior management are based on a combination of financial and individual performance criteria established before the beginning of the year.  Such performance criteria generally will vary depending on the executive officer’s authority. Thus, for example, for those executive officers having authority or responsibility over the entire company, the performance criteria includes the attainment, on a Company-wide basis, of budgeted earnings, budgeted levels of classified assets, results of our internal operational audits and results of regulatory compliance audits.  For executive officers having line authority over a particular group of branches, such as Regional Executives, the performance criteria includes the attainment of these same objectives, but only with respect to the particular branches over which the executive officer has responsibility. For executive officers having responsibility over various corporate administrative functions, annual incentive payments are based primarily on the attainment of individual performance objectives negotiated at the beginning of the year. Attainment of individual performance objectives is based on a subjective evaluation of each individual officer’s performance.  An executive officer’s potential cash incentive payment depends upon two factors: (x) the executive’s position with the bank, which establishes a maximum cash incentive award as a percent of base salary and (y) the extent to which the performance criteria have been achieved, with the concurrence of Messrs. Harlow or Schmidt and the Compensation Committee. Whenever the specified performance criteria are not fully met, the Executive Chairman and the Compensation Committee determine the amount of incentive compensation paid, if any, based on their subjective evaluation of the extent to which the criteria were met and other factors. The Compensation Committee conducts an evaluation of the CEOs’ individual performances and determines the appropriate amount of performance-based incentive pay.

The payment of performance-based incentive compensation generally occurs in December of each year in respect of achievements of the fiscal year then ending. For 2018, each of the named executive officers was eligible for performance-based incentive compensation from 10% to 20% of the respective executive’s base salary. As discussed in detail below, each of the named executive officers received the maximum performance-based incentive compensation totaling 20% of his base salary.

Mr. Harlow

For 2018, Mr. Harlow was eligible for a bonus of up to 20% of his base salary, based upon budgeted pre-tax income and budgeted classified assets for our principal bank subsidiary, BancFirst, and the results of the internal audits of the Bank’s branches, all determined on a Company-wide basis. Each of these factors was weighted, as indicated in the following table:

Objectives for 2018	Maximum Percentage of Base Salary	2018 Goal	Actual 2018 Performance
Budgeted pre-tax income for BancFirst	9.00%	$137,814,000	$156,183,000
Budgeted classified assets for BancFirst	9.00%	(1)	(1)
Internal audit	2.00%	(2)	(2)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)

Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services. The goal is to receive an average score between 1 and 1.50. The maximum incentive compensation of 2% available for the internal audit metric was based on an average score of 1.42, calculated by dividing the total of the scores for all branches by the total number of bank branches.

The budgeted pretax income goal, budgeted classified assets goal and internal audit goal were fully attained. Accordingly, the Executive Chairman recommended that the Compensation Committee adopt his determination that Mr. Harlow be paid 100% of the maximum bonus amounts for each goal, which resulted in Mr. Harlow receiving a total cash incentive bonus for 2018 equal to 20% of his base salary.

Mr. Schmidt

For 2018, Mr. Schmidt was eligible for a bonus of up to 20% of his base salary, based upon budgeted pre-tax income and budgeted classified assets for our principal bank subsidiary, BancFirst, and the results of the internal audits of the Bank’s branches, all determined on a Company-wide basis. Each of these factors was weighted, as indicated in the following table:

Objectives for 2018	Maximum Percentage of Base Salary	2018 Goal	Actual 2018 Performance
Budgeted pre-tax income for BancFirst	9.00%	$137,814,000	$156,183,000
Budgeted classified assets for BancFirst	9.00%	(1)	(1)
Internal audit	2.00%	(2)	(2)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)

Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services. The goal is to receive an average score between 1 and 1.50. The maximum incentive compensation of 2% available for the internal audit metric was based on an average score of 1.42, calculated by dividing the total of the scores for all branches by the total number of bank branches.

The budgeted pretax income goal, budgeted classified assets goal and internal audit goal were fully attained. Accordingly, the Executive Chairman recommended that the Compensation Committee adopt his determination that Mr. Schmidt be paid 100% of the maximum bonus amounts for each goal, which resulted in Mr. Schmidt receiving a total cash incentive bonus for 2018 equal to 20% of his base salary.

Mr. Lawrence

For 2018, Mr. Lawrence was eligible for a bonus of up to 20% of his base salary.  The 2018 performance objectives for Mr. Lawrence included no specific financial objectives, but instead related to strategic and operational objectives in connection with Mr. Lawrence’s role throughout the year as Chief Financial Officer. Mr. Lawrence’s performance objectives for 2018 included the following:

•	Ensuring the integrity and timeliness of financial and regulatory reporting;
•	Continuing to monitor actual financial performance as compared to budget;
•	Overseeing and monitoring our tax credit investments;
•	Evaluating and appropriately managing finance and accounting organizational structure, systems, workflow and staffing requirements;
•	Managing the budgeting and forecasting process; and
•	Overseeing our capital plan, including monitoring capital levels and recommending appropriate adjustments as needed.

In reviewing Mr. Lawrence’s attainment of those objectives, Mr. Harlow made a subjective determination that Mr. Lawrence was generally successful in achieving the objectives set for him. Accordingly, Mr. Harlow recommended that the Compensation Committee adopt his determination that Mr. Lawrence be paid 100% of his maximum possible bonus, which resulted in Mr. Lawrence receiving a total cash incentive bonus for 2018 equal to 20% of his base salary.

Mr. Rainbolt

For 2018, Mr. Rainbolt was eligible for a bonus up to 20% of his base salary, based upon budgeted pre-tax income and budgeted classified assets for our principal bank subsidiary, BancFirst, and the results of the internal audits of the Bank’s branches, all determined on a Company-wide basis. Each of these factors was weighted, as indicated in the following table:

Objectives for 2018	Maximum Percentage of Base Salary	2018 Goal	Actual 2018 Performance
Budgeted pre-tax income for BancFirst	9.00%	$137,814,000	$156,183,000
Budgeted classified assets for BancFirst	9.00%	(1)	(1)
Internal audit	2.00%	(2)	(2)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)

Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services. The goal is to receive an average score between 1 and 1.50. The maximum incentive compensation of 2% available for the internal audit metric was based on an average score of 1.42, calculated by dividing the total of the scores for all branches by the total number of Bank branches.

The budgeted pretax income goal, budgeted classified assets goal and internal audit goal were fully attained. Accordingly, the Executive Chairman recommended that the Compensation Committee adopt his determination that he be paid 100% of the maximum bonus amounts for each goal, which resulted in Mr. Rainbolt receiving a total cash incentive bonus for 2018 equal to 20% of his base salary.

Mr. Brand

For 2018, Mr. Brand was eligible for a bonus up to 20% of his base salary, based upon budgeted pre-tax income and budgeted classified assets for our principal bank subsidiary, BancFirst, and the results of the internal audit of the Bank’s branches, all determined on a Company-wide basis.  Each of these factors was weighted, as indicated in the following table:

Objectives for 2018	Maximum Percentage of Base Salary	2018 Goal	Actual 2018 Performance
Budgeted pre-tax income for BancFirst	9.00%	$137,814,000	$156,183,000
Budgeted classified assets for BancFirst	9.00%	(1)	(1)
Internal audit	2.00%	(2)	(2)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)

Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services.  The goal is to receive an average score between 1 and 1.50. The maximum incentive compensation of 2% available for the internal audit metric was based on an average score of 1.42, calculated by dividing the total of the scores for all branches by the total number of Bank branches.

The budgeted pretax income goal, budgeted classified assets goal and internal audit goal were fully attained. Accordingly, the Executive Chairman recommended that the Compensation Committee adopt his determination that Mr. Brand be paid 100% of the maximum bonus amounts for each goal, which resulted in Mr. Brand receiving a total cash incentive bonus for 2018 equal to 20% of his base salary.

Long-Term Awards

Stock Option Grants

Executive officers receive equity compensation awards in the form of nonqualified incentive stock options under the Employee Plan. The stock options are designed to align the interests of the executive officers with the shareholders’ long-term interests by providing them with equity awards that generally are exercisable beginning four years from the date of grant at the rate of 25% per year for four years. Historically, the Company has not granted equity awards to the same degree as its peers; typically, option grants have been made either as an employment incentive in connection with the Company’s efforts to employ an executive officer, as a retention device or to focus executive officers on the achievement of long-term corporate goals. The Employee Plan was adopted by the Board in 1986 and has been amended several times since its adoption to increase the number of shares issuable under the plan and to extend the term of the plan, which currently extends to December 31, 2019. The Company does not have stock ownership guidelines for its directors or executive officers. Given the Executive Chairman’s significant existing stock ownership in the Company, he has recommended to the Compensation Committee that he not be granted any additional stock options. Awards granted to our other executive officers are recommended by our Executive Committee and ratified by the full Board.

All stock options granted under the Employee Plan are made at the market price at the time of the award. The Company has never granted stock options with an exercise price that is less than the closing price of the Company’s common stock as reported by NASDAQ on the grant date, nor has it granted stock options which were priced on a date other than the grant date. The long-term incentive award information for the Company’s named executive officers during fiscal year 2018 is included in “— Executive Compensation—Option Grants in Last Fiscal Year” and additional information on the option awards is shown in “—Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Supplemental Executive Retirement Agreements

In 2007, the Company entered into supplemental retirement agreements with a number of the Company’s executive officers designated by the Executive Chairman. These agreements seek to encourage the executive officers who are parties to such agreements to remain employed with the Company. Under the terms of the agreements, which were approved by the Compensation Committee, the signatory executive officer will receive a specified annual benefit paid in monthly installments for a specified number of years, typically 10 years, after retirement at age 65. If the executive officer’s employment is terminated by the Company for cause or by reason of voluntary early retirement, the executive officer will not receive any benefits under the agreement. The agreements also provide for specified benefits

(generally, the discounted present value of the income stream) in the event of a change-in-control or involuntary early retirement. For details regarding the terms and payments under the supplemental retirement agreements for David R. Harlow and Darryl Schmidt, the only named executive officers receiving such a benefit, see “—Executive Compensation—Potential Payments on Termination or Change-in-Control.”

Survivor Benefit Agreements

The Company has also entered into survivor benefit agreements with a number of the Company’s executive officers designated by the Executive Chairman. In connection with these agreements, the Company purchased life insurance policies with respect to the relevant individuals. Under these agreements, the Company owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums. Upon the executive officer’s death while still employed with the Company, a beneficiary selected by the executive officer is entitled to a specified amount of the death benefit under the policy. The survivor benefit agreement and any benefit from it terminates upon the executive officer’s termination of employment for any reason, including retirement or disability. David R. Harlow and Darryl Schmidt are the only named executive officers who participated in this benefit. The value of the benefit is included as one of the components of compensation reported in “Summary Compensation Table – All Other Compensation.”

Benefits Available to All Employees

The Company maintains a 401(k) employee savings and retirement plan, as well as an employee stock ownership plan (“ESOP”), both of which are broad-based plans covering all full-time employees, including the Company’s executive officers, who have attained the age of 21 years and who have completed six months of employment during the year. The Company’s matching contribution to the 401(k) plan equals 50% of the first 6% of pay that is contributed by a participating employee to the plan.  Benefits under the ESOP are based solely on the amount contributed by the Company, which is used to purchase the Company’s common stock. A participant’s allocation is the contribution percentage approved by the Board multiplied by the participant’s eligible compensation for that year. The total amount contributed by the Company to the ESOP for 2018 was $4,073,000, and the total amount contributed by the Company to the 401(k) plan in 2018 was $2,465,000. The contribution to the ESOP is based primarily on profits of the Company, but any contribution to the ESOP is within the sole discretion of the Board and there are no specific performance measures set forth in the ESOP. The Company’s contribution to these plans in 2018 is included as one of the components of compensation reported in “Summary Compensation Table – All Other Compensation.”

The Company offers group health and dental benefits to all full-time employees.  A specified amount of the premium is paid by the Company for all participating employees, and the employees pay the additional amount of the premium for their respective level of coverage. The Company also provides fully-paid group term life insurance and long-term disability insurance to all full-time employees. The benefits under these group plans are based in part on the annual salaries of the employees.

Perquisites

The Company generally limits perquisites that it makes available to executive officers to those that are available to all employees or are required for their efficient conduct of Company business. Three of the five named executive officers are furnished Company-owned automobiles.  Certain of the named executive officers and other executive officers are also provided with club memberships and cell phones.  Pursuant to the Company’s Aircraft Policy, the named executive officers and other management employees are provided use of the Company’s aircraft for business purposes.  Generally, no named executive officer is provided use of the Company aircraft for personal travel.  Pursuant to the Aircraft Policy, any such personal use is fully charged against the individual, at a rate of $650 per flight hour plus pilot expenses.  The Company aircraft is owned jointly by the Company’s banking subsidiary and an entity affiliated with H.E. Rainbolt and David E. Rainbolt, whose personal use of the Company aircraft is governed by the terms of a Joint Ownership Agreement.  Information on the perquisites received by the named executive officers is included in “Summary Compensation Table – All Other Compensation.”

Employment Arrangements

The Company does not have written employment arrangements with any of the named executive officers or any other executive officer.

Tax and Accounting Information

Deductibility of Executive Compensation. The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. Currently, remuneration is not expected to exceed $1.0 million for any employee.  Therefore, the Company does not expect that compensation will be affected by the qualifying compensation regulations.

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer, and three most highly compensated officers other than the principal executive officer and principal financial officer, collectively referred to as the named executive officers in this proxy statement, for services rendered in all capacities to the Company during the last three fiscal years ended December 31, 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Performance-based Incentive Pay ($)		Option Awards ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($) (2)		Total ($)
David R. Harlow (6)	2018	$500,000	$100,000		—	$35,594	(1)	$28,211	(3)(4)	$663,805
CEO	2017	$412,662	$90,640	(5)	—	$33,144	(1)	$23,888	(3)(4)	$560,334
	2016	$364,000	$112,970	(5)	—	$30,126	(1)	$22,006	(4)	$529,102
Kevin Lawrence	2018	$275,000	$55,000		—	—		$19,992		$349,992
Executive Vice President	2017	$250,000	$50,000		—	—		$16,416		$316,416
and CFO	2016	$238,000	$47,600		—	—		$15,689		$301,289
David E. Rainbolt (6)	2018	$400,000	$80,000		—	—		$43,428	(3)	$523,428
Executive Chairman	2017	$433,462	$85,000		—	—		$37,600	(3)	$556,062
	2016	$445,000	$48,950		—	—		$35,283	(3)	$529,233
Dennis L. Brand (6)	2018	$400,000	$80,000		—	—		$32,249	(3)(4)	$512,249
Chairman of the Executive	2017	$475,769	$85,000		—	—		$29,223	(3)(4)	$589,992
Committee	2016	$545,000	$59,950		—	—		$25,474	(3)(4)	$630,424
Darryl Schmidt (6)	2018	$500,000	$100,000		—	$35,280	(1)	$26,120	(3)(4)	$661,400
President and	2017	$412,662	$87,000		—	$32,865	(1)	$21,784	(3)(4)	$554,311
CEO of BancFirst	2016	$364,000	$52,178		—	$29,857	(1)	$18,161	(4)	$464,196

(1)	Represents the change in the present value of accumulated benefit payable to Messrs. Harlow and Schmidt, respectively, under the Supplemental Executive Retirement Agreement dated November 15, 2006.
(2)

Includes for each of the named executive officers contributions by the Company to the Retirement Plans and the values attributed to certain life insurance benefits.  The amounts of contributions to the Retirement Plans for 2018 for each of the named executive officers were: David R. Harlow - $19,938; Kevin Lawrence - $19,938; David E. Rainbolt - $19,938; Dennis L. Brand - $19,938; Darryl Schmidt - $19,938.

(3)	Includes directors’ fees paid to the respective named executive officers.
(4)

Includes the values attributed to the personal use of Company owned automobiles provided to the respective named executive officers (as calculated in accordance with Internal Revenue Service guidelines).

(5)	Mr. Harlow was paid a bonus of $29,250 in February 2016 that related to his 2015 compensation package. In addition, he was paid $3,640 in January of 2017 related to his 2016 compensation package.
(6)

In May 2017, Mr. Rainbolt assumed the role of Executive Chairman, Mr. Harlow assumed the role of CEO of the Company, Mr. Brand became Chairman of the Executive Committee and Mr. Schmidt assumed the role of CEO of BancFirst.

Grants of Plan-Based Awards

No stock option grants were made to any of the named executive officers during 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2018.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David R. Harlow	20,000	—		$18.23	2/18/2020
	20,000	—		$20.18	3/6/2021
Kevin Lawrence	11,750	25,000	(1)	$21.43	5/31/2028
	—	50,000	(2)	$32.30	6/19/2030
David E. Rainbolt	—	—		—	—
Dennis L. Brand	—	—		—	—
Darryl Schmidt	—	—		—	—

(1)	These options will vest at various dates through May 13, 2020.
(2)	These options will vest at various dates through June 19, 2022.

Option Exercises

The following table shows the number of shares acquired and the value realized on the exercise of stock options during 2018 for each of the Company’s named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David R. Harlow	—	—
Kevin Lawrence	13,250	$518,744
David E. Rainbolt	—	—
Dennis L. Brand	—	—
Darryl Schmidt	42,500	$1,680,750

Supplemental Retirement Benefits

The table below shows the present value of accumulated benefit payable to David R. Harlow and Darryl Schmidt under the Supplemental Executive Retirement Agreement dated November 15, 2006. None of the other named executive officers are covered by a supplemental retirement agreement. The number of years of credited service for Messrs. Harlow and Schmidt is their total years of service with the Company.  The present value of accumulated benefit payable to Messrs. Harlow and Schmidt was determined using a retirement age of 65 and a discount rate of 6%.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David R. Harlow	Supplemental Executive Retirement Agreement	19.3	$269,779	—
Darryl Schmidt	Supplemental Executive Retirement Agreement	15.6	$267,377	—

Under the terms of the Supplemental Executive Retirement Agreement, if Messrs. Harlow or Schmidt remains continually employed with the Bank until age 65, Mr. Harlow and Mr. Schmidt will be entitled to a supplemental retirement benefit of $100,000 per year for ten years, irrespective of whether they then retire or continue to be employed by the Bank beyond age 65. If Messrs. Harlow or Schmidt dies during the ten-year period, their surviving spouse or other designated beneficiary will receive the remaining payments over the remainder of the ten-year period. A lump-sum distribution, equal to the discounted present value of the aggregate supplemental payments, is payable upon separation from service following a change of control of the Bank or if Messrs. Harlow or Schmidt is terminated without cause between the ages of 59 and 65.  No benefits are payable under the agreement if Messrs. Harlow or Schmidt (i) ceases to be employed by the Bank for any reason (other than death) prior to reaching age 59 or (ii) is terminated by the Bank for “cause,” as such term is defined in the agreement, prior to reaching age 65. If Messrs. Harlow or Schmidt dies before age 65 while still employed with the Bank, his surviving spouse or other designated beneficiary will receive a lump sum distribution equal to a percentage of the total lump sum amount of Messrs. Harlow or Schmidt’s supplemental retirement income, calculated on the percentage that the total number of months between the effective date of the agreement and the executive’s death represents the total months between the effective date of the agreement and the date the executive would have reached age 65. Messrs. Harlow or Schmidt will forfeit any non-distributed benefits payable under the agreement if he violates certain non-compete and confidentiality restrictions in the agreement.

Potential Payments upon Termination or Change-in-Control

Except for the Supplemental Executive Retirement Agreement of David R. Harlow and Darryl Schmidt described above, the Company has no agreements with any other named executive officer providing for potential payments upon termination of employment or a change-in-control of the Company.

Pay Ratio Disclosure

The SEC requires us to disclose the ratio of the annual total compensation of our CEO, David R. Harlow, to the median employee’s annual total compensation. For 2018, Mr. Harlow’s annual total compensation was $663,805 and the median employee’s annual total compensation was $31,345. Based upon this information, the ratio of the annual total compensation of Mr. Harlow to the median employee was 21 to 1.

In identifying our median employee, we examined our employee population as of December 31, 2018. Our median employee was determined by reviewing wages, tips and other compensation on payroll records for our employee population, as reported to the IRS on Form W-2. We calculated the ratio based on total employees of 2,267 on this date.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

DIRECTOR COMPENSATION

The Company provides the following elements of compensation for its non-employee directors, each of whom is also a director of the Bank:

•	A retainer of $1,500 per quarter to each non-employee director for serving on the Board.
•	A retainer of $1,500 per month to each non-employee director for serving on the Bank Board of Directors.
•	A retainer of $1,500 per month to each member of the Audit Committee.
•	A retainer of $5,000 per quarter to the chairman of the Audit Committee.
•	A fee of $1,500 per meeting to each member of the Compensation Committee.
•	A fee of $12,500 per quarter to the Lead Independent Director.
•	A grant of 10,000 options to each non-employee director at the time of their initial appointment or election to the Board.

The Company pays employee directors each a retainer of $500 per quarter for their services as directors.

The option grants are provided under the Non-Employee Directors’ Plan and are exercisable at the rate of 25% per year beginning one year from the date of grant.  If a director is terminated for cause, all options will be forfeited immediately. If a director ceases to be member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of 30 days following termination (or 12 months in the case of termination on account of death).

Non-employee directors can elect to defer all or any portion of their cash compensation through the Deferred Stock Compensation Plan.  Under the Deferred Stock Compensation Plan, directors of the Company and members of the community advisory boards of the Bank may defer up to 100% of their Board fees.  They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director or community board member terminates service as a Board member.  Shares of the Company’s common stock are then distributed to the terminating director or community board member based upon the number of stock units accumulated in his or her account.  Because stock units are not actual shares of the Company’s common stock, they do not have any voting rights.

Additionally, non-employee directors may be reimbursed for their expenses in connection with attending Board meetings.

The following table provides compensation information for the Company’s directors who served during fiscal 2018.

Director Compensation

	Earned or		Stock	Option	All Other
	Paid in Cash		Awards	Awards	Compensation		Total
Name	($)		($)(1)	($)(2)	($)		($)
C. L. Craig, Jr.	$24,000		$7,626	—	—		$31,626
William H. Crawford(6)	$18,000		—	—	$600	(3)	$18,600
James R. Daniel	$2,000		—	—	—		$2,000
F. Ford Drummond	$28,500		$8,925(7)	—	—		$37,425
Joseph Ford	—		$36,428	—	—		$36,428
William R. Johnstone	$2,000		—	—	—		$2,000
Frank Keating	$24,000		—	—	—		$24,000
Bill G. Lance	—		$9,015	$ 167,117	—		$176,132
Dave R. Lopez	$21,750		$1,710	—	—		$23,460
William Scott Martin	$22,500		—	$ 142,412			$164,912
Tom H. McCasland, III	—		$64,570(7)	—	—		$64,570
Ronald J. Norick	$24,000		—	—	—		$24,000
Laura J. Ratliff	—		—	—	$18,000	(4)	$18,000
H. E. Rainbolt	$100,000	(5)	—	—	—		$100,000
Robin Roberson	$25,500		$ 16,733	—	—		$42,233
Michael S. Samis	$24,000		—	—	—		$24,000
Natalie Shirley	—		$36,579	—	—		$36,579
Michael K. Wallace	$24,000		—	—	$2,000	(3)	$26,000
Gregory G. Wedel	—		$66,052	—	—		$66,052
G. Rainey Williams, Jr.	$68,000		$9,459	—	$18,000	(4)	$95,459

(1)

Represents the closing price of the Company’s common stock on each deferral date times the number of stock units allocated to the accounts of the respective participating directors for deferrals of fees under the Deferred Stock Compensation Plan and for additional stock units credited for the assumed reinvestment of dividends.  As of December 31, 2018, each of the participating directors had the following aggregate number of stock units accumulated in their deferral accounts: C. L. Craig, Jr. – 8,283; F. Ford Drummond – 1,945; Joseph Ford – 880; Bill G. Lance – 156; Dave R. Lopez – 243; Tom H. McCasland, III – 16,837; Robin Roberson – 420; Natalie Shirley – 5,801; Gregory G. Wedel – 5,028; G. Rainey Williams, Jr. – 3,817.

(2)

Represents the aggregate grant date fair value for awards of stock options granted during fiscal 2018, computed in accordance with ASC 718. These amounts reflect the grant date fair value, and do not represent the actual value that may be realized. As of December 31, 2018, each director had the following number of options outstanding:  F. Ford Drummond – 20,000; Joseph Ford – 10,000; Frank Keating – 20,000; Bill G. Lance – 10,000; Dave R. Lopez – 10,000; William Scott Martin – 10,000; Robin Roberson – 10,000; Michael S. Samis – 12,000; Natalie Shirley – 20,000; Michael K. Wallace – 20,000; Gregory G. Wedel – 20,000.

(3)	Consists of payments pursuant to a Consulting Agreement for serving as a Community Director.
(4)	Consists of payments for serving on BancFirst’s Senior Trust Committee. Ms. Ratliff is a nonvoting advisory director to the Board.
(5)	Mr. Rainbolt receives a fee for serving as Chairman Emeritus of the Board.
(6)	Mr. Crawford did not stand for re-election at the May 24, 2018 meeting.
(7)	Includes deferrals of fees for serving as a Community Director.

STOCK OWNERSHIP

Certain Beneficial Owners

Unless otherwise indicated, the following table sets forth information as of April 5, 2019 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, which is the Company’s only class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David E. Rainbolt P.O. Box 26788 Oklahoma City, OK 73126	10,897,322	(1)	33.41%

BancFirst Corporation Employee Stock Ownership Plan (the “ESOP”) and BancFirst Corporation Thrift Plan (the “Thrift Plan” and, together with the ESOP, the “Retirement Plans”) P.O. Box 26788 Oklahoma City, OK 73126	1,903,570	(2)	5.84%

Investors Trust Company 1202 North Tenth Street Duncan, OK 73533	1,905,004	(3)	5.84%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	1,857,511		5.69%

(1)

Shares shown as beneficially owned by David E. Rainbolt include 10,715,000 shares held by R Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the managing partner and 66,934 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.

(2)

Includes 1,675,688 shares (5.14%) held by the ESOP and 227,882 shares held by the Thrift Plan (0.70%).  The Retirement Plans are both administered by the Company’s Retirement Plan Administrative Committee.  Each Retirement Plan participant may direct the Retirement Plan Administrative Committee how to vote the shares of common stock that are allocated to his or her account.  The Retirement Plan Administrative Committee exercises discretion in voting any shares that are not allocated to participants’ accounts.  As of April 5, 2019, participants in both Retirement Plans could direct the voting of all 1,903,570 shares held by the plans.

(3)

Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts, which, in the aggregate, own 1,905,004 shares. Tom H. McCasland, III, a director of the Company, is a shareholder of Investors Trust Company and serves on its Board of Directors.  Any voting or disposition of the Company’s common stock by Investors Trust Company is determined by its Board of Directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.

Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a “parent” of the Company for purposes of the Securities Act of 1933.

Directors and Management

As of April 5, 2019, the directors and executive officers of the Company as a group (43 persons, including David E. Rainbolt and certain executive officers of the Bank), beneficially owned 12,290,896 shares of the Company’s common stock (37.68% of the total shares outstanding at that date), excluding 308,450 shares represented by options exercisable within 60 days. It is the intent of the directors and executive officers to vote these shares (i) FOR the election of the 21 nominees named herein as directors of the Company; (ii) FOR the amendment of the BancFirst Corporation Stock Option Plan; (iii) FOR the amendment of the BancFirst Corporation Non-Employee Directors’ Stock Option Plan; (iv) FOR the amendment of the BancFirst Corporation Directors’ Deferred Stock Compensation Plan; and (v) FOR the ratification of BKD, LLP as the Company’s independent registered public accounting firm.

The following table sets forth as of April 5, 2019 the number of shares of common stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding common stock owned by each. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after April 5, 2019. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

	Amount of Beneficial Ownership		Percent of Class
Dennis L. Brand	15,387	(1)	0.05%
C. L. Craig, Jr.	51,740		0.16%
James R. Daniel	11,532	(2)	0.04%
F. Ford Drummond	26,000	(3)	0.08%
Joseph Ford	2,500	(4)	0.01%
David R. Harlow	47,932	(5)	0.15%
William O. Johnstone	18,624	(6)	0.06%
Frank Keating	15,000	(7)	0.05%
Bill G. Lance	400		0.00%
Kevin Lawrence	25,110	(8)	0.08%
Dave R. Lopez	10,000	(9)	0.03%
William Scott Martin	395,404	(10)	1.21%
Tom H. McCasland, III	261,554	(11)	0.80%
Ronald J. Norick	22,000	(12)	0.07%
David E. Rainbolt	10,897,322	(13)	33.41%
H. E. Rainbolt	40,706		0.12%
Robin Roberson	2,500	(14)	0.01%
Michael S. Samis	12,000	(15)	0.04%
Darryl Schmidt	66,154	(16)	0.20%
Natalie Shirley	26,000	(17)	0.08%
Michael K. Wallace	23,400	(18)	0.07%
Gregory G. Wedel	20,000	(19)	0.06%
G. Rainey Williams, Jr.	63,600		0.19%
All directors and executive officers as a group (43 persons)	12,599,346		38.27%

(1)	Includes 5,387 shares held by the Retirement Plans for the accounts of Mr. Brand.
(2)	Includes 10,332 shares held by the Retirement Plans for the accounts of Mr. Daniel.
(3)	Includes 20,000 shares Mr. Drummond has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.

(4)   Consists of shares Mr. Ford has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.

(5)

Includes 7,932 shares held by the Retirement Plans for the accounts of Mr. Harlow and 40,000 shares Mr. Harlow has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.

(6)	Includes 4,000 shares owned by a company that Mr. Johnstone controls and 6,884 shares held by the ESOP for the account of Mr. Johnstone.
(7)	Consists of shares Mr. Keating has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.
(8)

Includes 860 shares held by the ESOP for the account of Mr. Lawrence and 24,250 shares Mr. Lawrence has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.

(9)	Consists of shares Mr. Lopez has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.
(10)	Mr. Martin has a $10,000,000 line of credit with Simmons Bank, in which these shares are pledged as collateral.
(11)	Includes 6,844 shares held directly by Mr. McCasland’s wife and 254,710 shares held by three trusts of which Mr. McCasland is the trustee.
(12)	Consists of shares held by a partnership of which Mr. Norick is a general partner.
(13)

Includes 10,715,000 shares held by R Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the managing partner, and 66,934 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.

(14)   Consists of shares Ms. Roberson has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.

(15)	Consists of shares Mr. Samis has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.
(16)	Includes 6,154 shares held by the ESOP for the account of Mr. Schmidt. Mr. Schmidt has an $889,000 loan with Emprise Bank, in which 40,000 shares of the Company’s stock is pledged to this note.

(17)	Includes 20,000 shares Ms. Shirley has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.
(18)	Includes 20,000 shares Mr. Wallace has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.
(19)	Consists of shares Mr. Wedel has the right to acquire upon the exercise of options exercisable within 60 days after April 5, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that, during fiscal 2018, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the exceptions noted herein. One Form 4 was filed late by R. Banking Limited Partnership on March 12, 2018, to report stock sales related to a 10-b5 plan. One Form 4 was filed late by William Scott Martin on February 27, 2018 to report a stock option grant on February 22, 2018. One Form 4 was filed late by Jennifer Weast on April 11, 2018, to report a stock option grant on April 5, 2018. In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% shareholders.

PROPOSALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

If you would like to have a proposal considered for inclusion in the proxy statement for the 2020 Annual Meeting, you must submit your proposal no later than December 20, 2019. You must submit proposals in writing to the attention of the Secretary at the following address:

Secretary

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

OTHER MATTERS

The management of the Company does not know of any other matters that are to be presented for action at the meeting.  Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board.

Appendix A

FIFTEENTH AMENDED AND RESTATED

BANCFIRST CORPORATION STOCK OPTION PLAN

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to (i) increase the number of shares underlying options to be granted under the BancFirst Corporation Stock Option Plan (the “Company Option Plan”), and (ii) extend the term of the Company Option Plan from December 31, 2019 to December 31, 2024;

NOW, THEREFORE BE IT RESOLVED, that an amendment to the Company Option Plan to increase the total number of shares of Common Stock issuable under the Non-Employee Directors’ Plan is hereby approved and adopted, and that, accordingly, Section 5 of the Company Option Plan be amended to read in its entirety as follows:

“5.STOCK.  The stock subject to Stock Options and other provisions of the Plan shall be shares of the Corporation’s authorized but unissued Common Stock or treasury stock, as determined by the Committee.  Subject to adjustment in accordance with the provisions of Subparagraph 6.7 hereof, the total number of shares of Common Stock of the Corporation on which Stock Options may be granted under the Plan subsequent to the effective date of this amended and restated Plan shall not exceed in the aggregate 350,000 shares.  In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.”

RESOLVED FURTHER, that an amendment to the Company Option Plan to extend the term of the plan from December 31, 2019 to December 31, 2024 is hereby approved and adopted, and that, accordingly, Section 9. of the Company Option Plan be amended to read in its entirety as follows:

“9.TERM OF PLAN.  No Stock Option may be granted after December 31, 2024.”

RESOLVED FURTHER, that the terms and provisions of the foregoing amendments to the Company Option Plan (the “Company Option Plan Amendment”) be submitted to the stockholders of the Company at the Annual meeting of Stockholders to be held May 23, 2019 for their approval and adoption;

RESOLVED FURTHER, that if the stockholders shall have voted in favor of the Company Option Plan Amendment, the President or any Vice President of the Company (each, an “Authorized Officer” and collectively, the “Authorized Officers”) be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to (i) set aside and reserve for issuance 350,000 shares of Common Stock pursuant to the Company Option Plan, subject to adjustments as may be required in accordance with the terms of the Company Option Plan, and (ii) extend the term of the Company Option Plan from December 31, 2019 to December 31, 2024;

RESOLVED FURTHER, that the Authorized Officers hereby are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the Company, to execute and deliver any and all contracts and writings of any nature and to do any other act or thing that may be necessary or desirable to carry out the foregoing resolutions.

A-1

Appendix B

SIXTH AMENDED AND RESTATED

BANCFIRST CORPORATION NON-EMPLOYEE DIRECTORS’

STOCK OPTION PLAN

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to (i) increase the number of shares underlying options to be granted under the BancFirst Corporation Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Plan”), and (ii) extend the term of the Non-Employee Directors’ Plan from December 31, 2019 to December 31, 2024;

NOW, THEREFORE BE IT RESOLVED, that an amendment to the Non-Employee Directors’ Plan to increase the total number of shares of Common Stock issuable under the Non-Employee Directors’ Plan is hereby approved and adopted, and that, accordingly, Section 5 of the Non-Employee Directors’ Plan be amended to read in its entirety as follows:

“5.STOCK.  The stock subject to Stock Options and other provisions of the Plan shall be shares of the Corporation’s authorized but unissued Common Stock or treasury stock, as determined by the Committee.  Subject to adjustment in accordance with the provisions of Subparagraph 6.7 hereof, the total number of shares of Common Stock of the Corporation on which Stock Options may be granted under the Plan subsequent to the effective date of this amended and restated Plan shall not exceed in the aggregate 50,000 shares.  In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.”

RESOLVED FURTHER, that an amendment to the Non-Employee Directors’ Plan to extend the term of the plan from December 31, 2019 to December 31, 2024 is hereby approved and adopted, and that, accordingly, Section 9. of the Non-Employee Directors’ Plan be amended to read in its entirety as follows:

“9.TERM OF PLAN. No Stock Option may be granted after December 31, 2024.”

RESOLVED FURTHER, that the terms and provisions of the foregoing amendment to the Non-Employee Directors’ Plan (the “Non-Employee Directors’ Plan Amendment”) be submitted to the stockholders of the Company at the Annual meeting of Stockholders to be held May 23, 2019 for their approval and adoption;

RESOLVED FURTHER, that if the stockholders shall have voted in favor of the Non-Employee Directors’ Plan Amendment, the Authorized Officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to (i) set aside and reserve for issuance 50,000 shares of Common Stock pursuant to the Non-Employee Directors’ Plan, subject to adjustments as may be required in accordance with the terms of the Non-Employee Directors’ Plan, and (ii) extend the term of the Non-Employee Directors’ Plan from December 31, 2019 to December 31, 2024;

RESOLVED FURTHER, that the Authorized Officers hereby are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the Company, to execute and deliver any and all contracts and writings of any nature and to do any other act or thing that may be necessary or desirable to carry out the foregoing resolutions.

B-1

Appendix C

SIXTH AMENDED AND RESTATED

BANCFIRST CORPORATION DIRECTORS’

DEFERRED STOCK COMPENSATION PLAN

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to (i) increase the number of shares underlying Stock Units to be credited under the BancFirst Corporation Directors’ Deferred Stock Compensation Plan (the “Directors’ Deferred Stock Compensation Plan”), and (ii) extend the term of the Directors’ Deferred Stock Compensation Plan from December 31, 2019 to December 31, 2024;

NOW, THEREFORE BE IT RESOLVED, that an amendment to the Directors’ Deferred Stock Compensation Plan to increase the total number of shares of Common Stock issuable under the Directors’ Deferred Stock Compensation Plan is hereby approved and adopted, and that, accordingly, Article III of the Directors’ Deferred Stock Compensation Plan be amended to read in its entirety as follows:

“ARTICLE III

SHARES AVAILABLE UNDER THE PLAN

Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Units under this Plan that are accumulated subsequent to the effective date of this amended and restated Plan shall not exceed 40,000 Shares.  Such Shares may include authorized but unissued Shares or treasury Shares.”

RESOLVED FURTHER, that an amendment to the Directors’ Deferred Stock Compensation Plan to extend the term of the plan from December 31, 2019 to December 31, 2024 is hereby approved and adopted, and that, accordingly, Section 11.8 of the Directors’ Deferred Stock Compensation Plan be amended to read in its entirety as follows:

“11.8 Plan Termination.  Unless earlier terminated by action of the Company Board, the Plan will remain in effect until the earlier of (i) such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan or (ii) December 31, 2024.”

RESOLVED FURTHER, that the terms and provisions of the foregoing amendment to the Directors’ Deferred Stock Compensation Plan (the “Directors’ Deferred Stock Compensation Plan Amendment”) be submitted to the stockholders of the Company at the Annual meeting of Stockholders to be held May 23, 2019 for their approval and adoption;

RESOLVED FURTHER, that if the stockholders shall have voted in favor of the Directors’ Deferred Stock Compensation Plan Amendment, the Authorized Officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to set aside and reserve for issuance 40,000 shares of Common Stock pursuant to the Directors’ Deferred Stock Compensation Plan, subject to adjustments as may be required in accordance with the terms of the Directors’ Deferred Stock Compensation Plan, and (ii) extend the term of such plan from December 31, 2019 to December 31, 2024;

RESOLVED FURTHER, that the Authorized Officers hereby are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the Company, to execute and deliver any and all contracts and writings of any nature and to do any other act or thing that may be necessary or desirable to carry out the foregoing resolutions.

C-1

X  Signature Signature Date , 2019.  FOR AGAINST ABSTAIN  Dennis L. Brand  C. L. Craig, Jr.  F. Ford Drummond  Joseph Ford  David R. Harlow  William O. Johnstone  Frank Keating  Bill G. Lance  Dave R. Lopez  William Scott Martin  Tom H. McCasland, III  Ronald J. Norick  David E. Rainbolt  H. E. Rainbolt  Michael S. Samis  Darryl Schmidt  Natalie Shirley  Michael K. Wallace  Gregory G. Wedel  G. Rainey Williams, Jr.  Please mark  your votes  like this  PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD  PROMPTLY USING THE ENCLOSED ENVELOPE.  Please mark Change of Address.  FOLD AND DETACH HERE  PROXY  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED  SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 & 5 AND THE PROXIES WILL  USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 6.  1. To elect the 21 directors nominated by our  board of directors and named in the  accompanying proxy statement;  Robin Roberson Instruction: To withhold authority to vote for any individual nominee,  write that nominee’s name below.  2. To amend the BancFirst Corporation Stock  Option Plan to increase the number of  shares of common stock authorized to be  granted to 350,000 shares and to extend  the term of the plan from December 31,  2019 to December 31, 2024;  FOR AGAINST ABSTAIN  3.  4. To amend the BancFirst Corporation  Directors’ Deferred Compensation  Plan to increase the number of  shares of common stock authorized  to be issued under the plan to 40,000  shares and to extend the term of the  plan from December 31, 2019 to  December 31, 2024;  FOR AGAINST ABSTAIN  5. To ratify the appointment of BKD,  LLP as our independent registered  public accounting firm for the fiscal  year ending December 31, 2019; and  FOR AGAINST ABSTAIN  6. In their discretion, the named proxies are authorized to vote in  accordance with their own judgment upon such other matters as  may properly come before the Annual Meeting.  To amend the BancFirst Corporation  Non-Employee Directors’ Stock  Option Plan to increase the number  of shares of common stock authorized  to be granted to 50,000 shares  and to extend the term of the  plan from December 31, 2019 to  December 31, 2024;  The undersigned hereby acknowledges receipt of a copy of the Notice of Annual  Meeting of Shareholders and the Proxy Statement. The undersigned hereby revokes  any proxies heretofore given.  NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator,  attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such. If a corporation, sign in full corporate name by authorized officer, giving title.  If a partnership, sign in partnership name by authorized person.  FOR WITHHOLD

FOLD AND DETACH HERE  BANCFIRST CORPORATION  OKLAHOMA CITY, OKLAHOMA  PROXY/VOTING INSTRUCTION CARD  This proxy is solicited on behalf of the Board of Directors of  BancFirst Corporation for the Annual Meeting on May 23, 2019.  Your vote is important! Please sign and date on the reverse side  and return promptly in the enclosed envelope.  The undersigned hereby appoints David E. Rainbolt and Randy Foraker as Proxies each with  the power to appoint his substitute and each with full power to act without the other, and  hereby authorizes them to present and vote all shares of Common Stock of the undersigned  of BancFirst Corporation (the “Company”) which the undersigned would be entitled to vote at  the Annual Meeting of Shareholders to be held at the Skirvin Hilton Hotel, 1 Park Avenue (the  corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102, on Thursday, May  23, 2019, at 9:00 a.m. and at any and all adjournments thereof on the reverse side: (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)